    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1999
                                                               FILE NO. 33-71399
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                            AMENDMENT 2 TO FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                   SFG MORTGAGE AND INVESTMENT COMPANY, INC.

               (Exact name of issuer as specified in its charter)

                                   WASHINGTON
         (State or other jurisdiction of incorporation or organization)

                              923 POWELL AVENUE SW
                            RENTON, WASHINGTON 98057
                                 (425) 271-3550
  (Address and telephone number of registrant's principal executives offices)

                      GREGORY B. ELDERKIN, VICE-PRESIDENT
                   SFG MORTGAGE AND INVESTMENT COMPANY, INC.
                              923 POWELL AVENUE SW
                            RENTON, WASHINGTON 98057
                                 (425) 271-3550
           (Name, address, and telephone number of agent for service)

                           --------------------------

                                    COPY TO:

                               JACK G. ORR, ESQ.
                           LAW OFFICES OF JACK G. ORR
                            3019 NORTH NARROWS PLACE
                            TACOMA, WASHINGTON 98407
                                 (253) 756-9795

    (Primary Standard            91-1916172
        industrial            (I.R.S. Employer
   Classification Code         Identification
         Number)                   Number)

                           --------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

    If delivery of the prospectus is expected to be made pursuant to Rule434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE:

                                                                                       PROPOSED MAXIMUM     CALCULATION OF
            TITLE OF EACH CLASS                  AMOUNT TO BE      PROPOSED MAXIMUM       AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED               REGISTERED        OFFERING PRICE    OFFERING PRICE(1)    REGISTRATION FEE
Investment Debentures Series I..............     $25,000,000              $1             $25,000,000          $6,950.00

(1) This amount includes the amount of any principal or interest payments that holders of the Debentures may, at their option elect to reinvest by purchasing additional amounts of principal under the Debentures.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID
SECTION 8(A) MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SFG MORTGAGE AND INVESTMENT COMPANY
                  $25,000,000 INVESTMENT DEBENTURES, SERIES I


SFG Mortgage and Investment       We invest in non conventional equity
Company, Inc.                     loans, real estate and promissory
923 Powell Avenue SW              notes secured by real estate.
Renton, WA 98057
(425)271-3550.




The Offering:
We are offering the Debentures investors at
the following interest rates:
                                                 This is our initial offering of the

                                                 Debentures. Prior to this offering
AMOUNT INVESTED    TERM (1)   INTEREST RATE
----------------  ----------  -------------
                                                 there was no trading market for the
$2,000-$9,999     60 Months           7.0%       Debentures and none is expected to
$10,000-$24,999   60 Months           8.0%       develop as a result of the offering.
$25,000-$99,999   60 Months          8.35%
$100,000-$249,999 60 Months          8.65%       This Offering involves a high degree
$250,000+         60 Months           9.0%       of risk. You should purchase the
------------------------                         Debentures only if you can afford a loss
Until the proceeds from the purchase of a        in your investment. See "Risk Factors"
Debenture are actually used by us, a person      beginning on page 6 of this Prospectus.
who subscribes to purchase a Debenture will
not become a Debenture holder and earn
interest at the above rates, but will earn
interest at the rate of 3.5% per annum.


    The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


    We have entered into a "best efforts selling agreement with Pacific West Securities, Inc. for the sale of the Debentures in this offering.


                         PACIFIC WEST SECURITIES, INC.

                 The date of this Prospectus is         , 1999.

                        INSIDE FRONT COVER OF PROSPECTUS


    You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from the information contained in this Prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

                               TABLE OF CONTENTS



                                                                                                                PAGE
                                                                                                                -----
Prospectus Summary.........................................................................................           4
Risk Factors...............................................................................................           6
Use of Proceeds............................................................................................           9
Business...................................................................................................          10
Deed of Trust and Mortgage Financing in General............................................................          19
Management.................................................................................................          23
Principal Shareholders.....................................................................................          25
Capitalization.............................................................................................          27
Plan of Distribution.......................................................................................          28
Description of Debentures..................................................................................          29
Debenture Holder's Prepayment Rights.......................................................................          31
Reinvestment of Interest Payments..........................................................................          32
Indemnification............................................................................................          32
Legal Matters..............................................................................................          32
Experts....................................................................................................          33
Available Information......................................................................................          33

                               PROSPECTUS SUMMARY

    We were formed to make direct, non conventional equity loans and to invest in real estate and promissory notes secured by real estate. The proceeds from sale of the Debentures will be used by the Company to establish a fund from which loans, secured by real property, will be made to borrowers that meet the Company's lending guidelines and to acquire real estate and secured notes for investment.

    We were established and incorporated in the State of Washington in September 1998. Our principal executive offices are at 923 Powell Avenue SW, Renton, WA 98057 and our mailing address is P.O. Box 860, Renton, WA 98057. If you want to reach us by telephone the number to call is (425)271-3550. While we are a new business we do have several experienced affiliates that provide a variety of services to us. They also receive compensation from us for those services. Seattle Funding Group, Ltd. provides us with real estate loan origination services. SFG Data Services, Inc. services the real estate loans which we have in our loan portfolio.

    The Company's principal offices are located in a commercial building near downtown Renton, Washington at which the Company and the Affiliated Group shares space with Capital Management Group, Inc.

                                  THE OFFERING


OFFERING..........................  This offering consists of $25,000,000 in principal amount of our Investment Debentures, Series I, which are
                                    offered to Investors at the investment amounts, and
                                    interest rates on the cover page of this Prospectus. The
                                    total principal amount of the Debentures includes the
                                    reinvestment of interest payments by Debenture holders.

DEBENTURES........................  Payment of the Debentures is not secured by any collateral. Each of the Debentures has a 5-year term for
                                    repayment, but may be extended for another five-year
                                    term. In order to do so we will have to provide written
                                    notice to a Debenture holder.

USE OF PROCEEDS...................  We will use the proceeds received from sale of the
                                    Debentures to provide funds for investments in real
                                    estate loans, real estate acquisition and/or
                                    development, and for our general corporate purposes.

PRINCIPAL AND INTEREST PAYMENTS...  The Debentures pay interest to Investors at the stated
                                    rate. The interest will be calculated on a 365-day year,
                                    and will be paid by us without any compounding of
                                    interest.

EARLY REDEMPTION OF DEBENTURES....  Each of the Debentures is subject to a limited right of prepayment at the Debenture holder's option beginning,
                                    on the first anniversary of the date the Debenture was
                                    issued.

CALL OF DEBENTURES BY COMPANY.....  We may also "call" some or all of the Debentures for payment beginning on the first anniversary on the date
                                    each Debenture was issued. This means that we may prepay
                                    the Debentures. If we decide to do this, we must pay the
                                    amounts set forth below, plus all accrued and unpaid
                                    interest to the date of prepayment:

                                    Between First and Second             100.50% of
                                    Anniversary........................  Principal
                                    Between Second and Third             100.25% of
                                    Anniversary........................  Principal
                                    Thereafter.........................  100.00% of
                                                                         Principal

SUBSCRIPTION PROCEEDS HOLDING
  ACCOUNT.........................  Prior to our actual use of the proceeds we receive from sale of a Debenture, we will deposit them into an
                                    account on behalf of the Investor and pay interest to
                                    the subscriber at the rate of 3.5% per annum. The
                                    Investor will not actually become a Debenture holder
                                    until we have a need for the proceeds.


                             SUMMARY FINANCIAL DATA


    The financial data shown below as of March 31, 1999 have been derived from, and should be read in conjunction with, our financial statements and the related notes which are contained elsewhere in this Prospectus.


                                                                                                    PERIOD ENDED
                                                                                                  NOVEMBER 9, 1998
                                                                                                  ----------------
STATEMENTS OF INCOME DATA:
  Revenues......................................................................................     $        0
  Expenses......................................................................................              0
  Gross Profit..................................................................................              0
  Operating Income (loss).......................................................................              0
  Net Income (loss).............................................................................              0

PER COMMON SHARE DATA(2):
  Net Income (loss) per share...................................................................     $        0
  Weighted average number of shares outstanding(2)..............................................         40,000

BALANCE SHEET DATA:
  Working capital...............................................................................     $   40,000
  Total assets..................................................................................         40,000
  Total Liabilities.............................................................................              0
  Shareholders equity...........................................................................         40,000

------------------------

(1) We were recently formed and have not engaged in any operations, other than organizing and qualifying this Debenture offering. Prior to this offering we have not generated any revenues and all expenses we have incurred in connection with the organization and qualification of the offering have been paid by our affiliate CMGI.

(2) We issued 40,000 shares of our common stock at a price of $1.00 per share shortly after we incorporated.

                                  RISK FACTORS

    Investment in our Debentures does involve a certain degree of risk. Each prospective investor should carefully consider the following information before making an investment decision. This Prospectus contains forward-looking statements which involve risks and uncertainties.


OUR BORROWERS SHOULD BE CONSIDERED HIGHER RISKS FOR DEFAULT.



    We will be making loans to borrowers who, for a variety of reasons, have elected to borrow funds at terms less favorable than are available from conventional lending institutions. These borrowers should generally be considered higher risks for default in repayment of their loan. In order to reduce this risk we will attempt to qualify the borrowers and will always require real property to collateralize our loans. However, it is possible that we might experience a higher than average default rate on our loans. If this occurs, we will almost certainly incur additional costs, including legal expenses, to collect the defaulted loans. In some instances we may have to foreclose on the collateral property in order to collect payment on a defaulted loan. These events might reduce our overall profitability, and in some instances could reduce our capital base. Recently there have been several "sub-prime lenders" that have experienced financial difficulties, including the filing of bankruptcy petitions. While this is further indication that the lending and investment activities in which we will engage are higher risk than conventional lending, we also believe that we have structured our operations in a manner which reduces the overall risk to our investors.


    Among the factors which we believe will reduce these risks are that (i) the loan origination activities will be conducted by SFG Ltd., one of our affiliates, and not by us. This means that we will not bear the costs and overhead associated with such business activities, (ii) in making loans we will use loan-to-value ratios that are generally lower than those used by most "sub-prime" lenders, and (iii) we will acquire and hold our loans for investment. This means that we will not be dependant upon resale of our loans to generate revenues to fund our operations or to repay the Debentures.


ALL OF OUR ASSETS WILL BE COMMITTED TO OUR LENDING AND RECEIVABLES AND REAL
  ESTATE INVESTING ACTIVITIES.


    We will not be engaged in any other activity. Accordingly, since we will not have any other operations nor investments which would spread the risk of our lending activities, repayment of the principal and interest due under the Debentures will be dependent, among other things, upon our success in identifying qualified borrowers and obtaining adequate collateral to secure the loans we make and in selecting, maintaining and successfully selling our real estate investments at a profit.


WE WILL NOT OBTAIN A FORMAL APPRAISAL.


    We will seek to verify through the services of an independent appraiser or other real estate professional that the property collateralizing our loans will have a market value equal to or in excess of the loan principal in the event of a default. Generally we will not obtain a formal MAI appraisal. There can be no assurance that the properties we take as collateral will have a sufficient value, or that even if they do when a loan or loans are made, that in the event of default we will be able to obtain sufficient net proceeds upon liquidation of the collateral to satisfy the loan obligation. Thus, we could incur a loss of capital if a borrower defaults and we are unable to liquidate the property for an amount equal to or in excess of the borrower's obligation to us.

SOME OF OUR LOANS WILL NOT BE SECURED BY A FIRST POSITION DEED OF TRUST OR MORTGAGE.

    We expect to make loans from time to time that will not be secured by a first position deed of trust or mortgage, but rather a deed of trust or mortgage which is in a junior position behind another lien(s), including deeds of trust or mortgages. We also expect to make loans that will be secured by property which has not been developed at all or is only partially developed. Each of these types of loans will present a higher risks of loss to us if the borrower defaults in repayment of the loan. In the case of a loan secured by a junior position mortgage or deed of trust, if the borrower defaults in payment of an obligation which is in a superior position to ours, we may need to take steps to protect our security interest in the property. Such steps could include curing the default of the obligation that is in the superior position and/or paying such obligation if full in order to keep our interest in the property from being foreclosed upon. In the case of undeveloped property, we may incur additional expenses to retain our collateral interest in the property, such as the payment of real estate taxes, LID assessments or other liens. These circumstances could also reduce the overall return to us from our portfolio of loans. We intend to minimize these risks by having no more than twenty percent (20%) of our loan portfolio in junior position loans and no more than twenty percent (20%) of jour loan portfolio secured by undeveloped property at any point in time. Further, no loan which is to be secured by a junior position deed of trust or mortgage or by undeveloped or partially developed property may have a loan to value ratio which exceeds 65%.


THE TRUST INDENTURE ONLY PARTIALLY RESTRICTS OUR ABILITY TO BORROW FUNDS AND USE OUR ASSETS AS COLLATERAL.



    The Debentures are issued pursuant to an Indenture which, while it does place some restrictions the our ability or to incur certain debt, it does not require us to maintain any specified financial ratios, minimum net worth or minimum working capital. Further, it places only limited restrictions on our ability to issue additional Debentures. We may use some or all of our real estate assets to secure additional recourse or nonrecourse debt. We expect that a lender will require us to pledge some or all of our assets as collateral. In order to reduce the risks associated with the use of leverage, under the Indenture the total amount of our borrowings may not exceed thirty five percent (35%) of the principal amount due under the issued and outstanding Debentures at any time. Even with this limitation, and while the use of leverage can result in an increase in returns on the our investments, if we were to default in repayment of such debt, it could result in a loss of our equity in some or all of the assets that have been used to collateralize our borrowing. In order to meet our obligations to a lender, we may have to delay or discontinue payments to the Debenture holders, resulting in a default in payment of some or all amounts due under the Debentures.



CERTAIN SERVICES WILL BE PROVIDED TO US BY OUR AFFILIATES.



    We will primarily rely on the services of our affiliates to provide us with certain services including loan origination, loan servicing and management services. SFG Ltd. will provide us with loan origination services by initiating, processing and initially funding a substantial portion of the mortgage loans which we acquire. In connection with such services, SFG, Ltd. will not be directly compensated by us. SFG Ltd will be compensated by retaining all or most of the loan origination fees paid by the borrower in connection with the generation of such loan. It will not retain any interest in or otherwise by compensated by us after we have acquired a particular loan from SFG Ltd. SFG Data will service the mortgage loans which we hold for investment, which services will include the collecting and remitting of loan payments, accounting for principal and interest, contacting delinquent borrowers, and generally administering the loans. SFG Data will not be directly compensated by us since the fees and charges related to loan servicing will be paid by the borrower and/or CMGI from the 1% overhead allowance allocated to it. In addition, these or other of our affiliates may provide additional services to us from time to time for which they will receive compensation.



    We will be obligated to pay our affiliates fees for their services, regardless of our profitability. The compensation to be paid to our affiliates was not determined by arms-length negotiations. The amount that we are obligated to pay affiliates is limited to the compensation paid in connection with the offer and sale of the Debentures and management fees payable to CMGI under the Management Agreement between the Company and CMGI. The amount of such fees is calculated based upon the total principal amount due under the issued and outstanding debentures of the Company. As examples, Pacific West Securities (which is not considered an affiliate, but is controlled by the mother and sister of one of our officers and directors) will receive 1.5% of the outstanding principal balance of the Debentures on an annual basis as compensation for its services to us in selling the Debentures to investors. The amount of compensation which we will be obligated to pay Pacific West Securities is $15,000 per year for each $1,000,000 in principal amount of the Debentures, or $75,000 for the five year term for each $1,000,000 in principal amount of the Debentures. CMGI is entitled to receive 1.0% of the principal amount of our outstanding Debentures on an annual basis for management services it will provide to us. The amount of this compensation which we will be obligated to pay CMGI is $10,000 per year for each $1,000,000 in principal amount of the Debentures, or $50,000 for the five year term for each $1,000,000 in principal amount of the Debentures.



    Certain conflicts of interest may arise between or among us and our affiliates. A common management group directs the activities of all of the companies in the Affiliated Group providing services to us. As a result of these affiliated relationships, certain conflicts of interest may now exist and may arise between or among us and our Affiliates. The investors in our Debentures must rely on our integrity and corporate responsibilities, that of our management and the management of our affiliates, in making appropriate business decisions and directing our operations.



    We believe that our affiliates have sufficient experience in regard to the kinds and nature of the services they will be providing to us so that our needs for such services will be competently and adequately met. Further, we believe that the compensation which the affiliates will receive for rendering such services, whether from us, borrowers or third parties is reasonable and no more than the usual and customary amounts paid for such services. However, there can be no assurance that our affiliates will be able to continue to provide services to us in the future, or that there are not now, or may be in the future, other businesses that might be able to provide similar services to us in a more efficient, competent and/or less costly manner.



AN INVESTMENT IN THE DEBENTURES IS FOR A SPECIFIC PERIOD OF TIME, THERE IS NO TRADING MARKET, AND THEREFORE THERE IS A LACK OF LIQUIDITY.



    The Debentures which we offer will be issued for specified terms and should not be considered liquid investments. Investors should be prepared to hold the Debentures until maturity. The Debentures are not traded on any stock exchange and there is no independent public market for the Debentures. At present, management does not anticipate applying for a listing for such public trading.

                                USE OF PROCEEDS

    DEBENTURE PROCEEDS: If all the Debentures offered are sold, the Company expects net proceeds from this Debenture offering of $25,000,000. There can be no assurance, however, that any of the Debentures can be sold. Sales commissions will not be paid from the offering proceeds or by the purchasers of Debentures. Rather they will be paid from the Company's operating revenues in an amount equal to 1.5% of the principal amount of Debentures, including reinvestments or new purchases, due on a quarterly basis.

    In conjunction with the other funds available to it through operations and/or borrowings, The Company will utilize the proceeds of the Debenture offerings for the following purposes, shown in their descending order of priority: funding investments in Receivables and other investments, which is expected to include establishing a pool to purchase mortgage loans which will have been originated by one or more of its affiliates, and purchase and/or development of real estate now held or which may be acquired. The Affiliated Group continues to evaluate possible acquisition candidates. Presently there are no commitments or agreements for material acquisitions. To the extent internally generated funds are insufficient or unavailable for the retirement of maturing debentures in the future, proceeds of this offering may be used for retiring maturing debentures and for general corporate purposes (debt service and other general operating expenses.) There are no debentures that will mature in the current fiscal year. See "RISK FACTORS--Dependence Upon Leverage Financing."

    Management anticipates that some of the proceeds of this offering will be invested in money market funds, bank repurchase agreements, commercial paper, U.S. Treasury Bills and similar securities investments while awaiting use as described above. Due to the Company's inability to accurately forecast the total amount of Debentures to be sold pursuant to this offering, no specific amounts have been allocated for any of the foregoing purposes.

    In the event substantially less than the maximum proceeds are obtained, the Company does not anticipate any material changes to its planned use of proceeds from those described above.

                            TERMS OF THE DEBENTURES

    We are offering the Investment Debentures, Series I on the terms set forth in this Prospectus. The Debentures are unsecured debt instruments, senior in liquidation to our outstanding equity securities, but subordinate to our collateralized debt, if any (the amount of which is limited pursuant to the terms of a Trust Indenture Agreement). The Debentures are on parity with our unsecured accounts payable and accrued liabilities and on parity with all other Debentures issued in this Offering, and possibly in subsequent offerings of Debentures which we might make. No offering will be made pursuant to this Prospectus subsequent to March 31, 2000.

    A holder of our Debentures may elect to receive payment of interest due under the Debenture quarterly, without compounding; or at the election of the Debenture holder, if interest is left with us it will compound quarterly until maturity, with the entire amount of principal and accrued interest due at the maturity date of the Debenture or upon early redemption by a Debenture holder or prepayment by the Company.

                                    BUSINESS

OVERVIEW

    The Company was established as a corporation in the State of Washington in September 1998 to engage in the business of making and acquiring direct, non-conventional equity loans and investing in real estate and Receivables secured by real estate. Through growth and acquisitions, the Company intends to become a diversified institution, with operations in non-conventional real estate mortgage financing, Receivables acquisition and real property ownership and management. Its principal affiliates are Seattle Funding Group, Ltd., a non-conventional mortgage loan origination business, SFG Income Funds I, II, III and IV which acquire and hold Receivables, primarily first position real estate mortgages for investment, SFG Equity Fund, LLC which invests in real estate receivables and real estate, SFG Data Services, Inc., a Receivable servicer and Capital Management Group, Inc. which provides management services to the SFG Funds and which will provide management services to the Company pursuant to a management agreement. See "MANAGEMENT--The Management Agreement."

    To date, the Affiliated Group's principal business activity is investing in Receivables. The Receivables primarily consist of real estate contracts and promissory notes collateralized by first liens on real estate. The Affiliated Group predominantly invests in Receivables where the borrower or the collateral does not qualify for conventional financing. This market is commonly referred to as the non-conventional or "B/C" market. See "BUSINESS--Receivable Investments." The Affiliated Group began originating and investing in non-conventional loans during 1994 through SFG Ltd. See "BUSINESS--Loan Origination."

    The proceeds from sale of the Debentures will be used by the Company to establish a fund from which loans, secured by real property, will be made or acquired and for direct investments in real estate. The borrowers under such loans must meet the Company's lending guidelines. The borrowers will generally be persons or businesses that have been unable to secure loans in a timely manner from conventional lending institutions due to the increased restrictions and constraints imposed on borrowers by such institution. Such borrowers are expected to be willing to pay interest rates in excess of conventional mortgage interest rates in order to secure a loan quickly or under non-conventional terms such as interest only payments. The Company's real estate investment activities are expected to concentrate on properties acquired from sellers who are facing foreclosure and properties which are being offered below market value. The Company intends to hold such properties for investment, which will involve both short and long terms. It is expected that some properties will be placed on the market soon after the Company acquires them while others may be held by the Company as investment properties for longer terms.

MORTGAGE LENDING AND MORTGAGE BROKERAGE OPERATIONS

    The Company is being formed in part to engage in the business of making direct, non-conventional equity loans, either by itself or in conjunction other lenders or investors and to acquire existing loans which meet its portfolio guidelines, including loans which may already be in default. The proceeds from sale of the Units will be used by the Company to establish a fund from which loans, secured by real property, will be made to borrowers that meet the Company's lending guidelines. The borrowers will generally be persons or businesses that have been unable to secure loans in a timely manner from conventional lending institutions due to the increased restrictions and constraints imposed on borrowers by such institution. Such borrowers are expected to be willing to pay interest rates in excess of conventional mortgage interest rates in order to secure a loan quickly or under non-conventional terms such as interest only payments. The loans will have shorter terms, generally five to ten years, than conventional mortgage loans. All loans made or acquired by the Company will be secured by a deed of trust or mortgage on real property with a total loan to value ratio that will generally not exceed 65% of the total value of the subject property, and in no event will exceed 75% of the total value of the subject property. In some instances the Company may act as a co-lender with other lenders, some of which may be affiliates of the Management of the Company.

    The Company's Management expects to generate returns on the Company's lending activities that will be higher than those earned on more conventional loans. The higher return will generally be the result of interest rates being paid on the loans at higher rates than conventional loans. The Company believes that by carefully qualifying the borrowers, which may include requiring the borrowers to provide the Company with a specific "exit plan" showing how the loan will be serviced and paid, and by carefully reviewing and evaluating the property that secures the loan, it can substantially limit the risks that are usually associated with non-conventional loans, while at the same time enjoying the higher returns such loans generate.

REAL ESTATE INVESTMENTS

    The Company intends to acquire and hold for investment real estate. The Company expects to acquire such properties from two primary sources: (i) from "highly motivated sellers" who are borrowers under loans which are in foreclosure and (ii) the cash purchases of properties that are offered at prices generally below current market values. The purchase of properties from motivated sellers would generally occur by purchasing the property at a foreclosure sale or by purchasing the loan from the lender prior to foreclosure and proceeding with foreclosure. The Company will also look for properties which are being offered below current market rates with the intention of making an immediate all cash offer funded by the Company's cash reserves. It believes that by making an all cash offer on such properties it will be able to negotiate better prices because the sellers will not be asked to finance some or all of the purchase price and because the Company's offer may not be subject to any financing contingencies the seller can expect the sale of the property to occur more quickly. The Company believes that it can locate properties which it will be able to resell at a profit, even in a short term, or properties which it can hold for income and investment and eventually sell at a profit over a longer term.

    The Company expects to realize income from its real estate investments in the following forms: (1) gain on resale of property and (2) cash flow and income from the property through rental of the property. Even though the Company anticipates that all of its real estate investments will initially be purchased for cash, in some instances the Company may elect to borrow against or "leverage" a particular property in order to realize cash from such borrowing to be used by the Company for its mortgage lending and acquisition activities or for reinvestment in other property. The Company has established a policy that the total principal amount of any loans, operating lines of credit or other indebtedness which the Company may obtain cannot exceed 35% of the principal amount of its issued and outstanding Debentures at the time any such indebtedness is incurred. Some or all of this indebtedness may be secured by its asset portfolio. See, "BUSINESS--Use of Leverage." There is no assurance of the receipt of any of cash, income or gain generally or in any particular case in connection with the Company's real estate investment activities. The net amount of any income or profits that the Company will generate will, of course, depend upon the Company's success in identifying attractive real estate investment opportunities and in negotiating favorable terms for the Company' s acquisition of such real estate. Similarly, the economic performance of the properties in which the Company invests, interest rates, economic conditions generally and real estate market conditions specifically, and numerous other factors will affect the net amount of income or profit that the Company will generate.

    Management of properties held by the Company may be conducted either by independent property management companies or by one or more affiliates of the Company. In any case, the Company will pay the cost of such services, at the prevailing rate in the community where such property is located, including payments to its affiliates. Further, when properties are acquired or sold it is likely that real estate commissions will be incurred and paid by the Company, including payments to affiliates of the Company.

THE NEED FOR NON-CONVENTIONAL LOANS

    The Company believes that there is a growing demand for non-conventional consumer and commercial loans. The demand generally comes from borrowers who have a need for financing more quickly than a conventional lender can fund a loan or who, for a variety of reasons do not qualify for a conventional loan.

Seattle Funding Group, Ltd., an affiliate of the General Partner has been servicing the needs of borrowers through brokering or directly lending money in private loan transactions since 1988. It currently is placing in excess of $3,000,000 per month in private money loans in the Western Washington area. The Company believes that this growth in loan volume was the result of three factors: First, increased marketing efforts that expanded the market base resulting in more qualified borrowers; Second, the public is becoming more educated on the benefits of borrowing private money; and Third, the market itself has grown as conventional lenders continue to turn more good loans and good borrowers away. The Company believes these trends will continue for the immediate future.

    Among the reasons why borrowers are willing to obtain private money, non-conventional loans under terms less favorable from a conventional lender are:

    - Make funds available to pay off underlying mortgage at a discount

    - Bring property out of foreclosure of financial difficulty

    - Purchase property at a discount for a quick resale

    - Funds are not available from conventional sources

    - Non-conforming borrowing entity, e.g. corporations, trusts, etc.

    - Non-conforming property type, e.g. 5+ units, mixed use

    - To take advantage of a time sensitive opportunity

    - Faster processing time, with fewer questions and processing steps

LOAN GUIDELINES

    The loans which the Company makes or acquires can generally be expect to be newly originated, "unseasoned" mortgage loans. The loans are generally expected to have the following terms and conditions:

Loan term:     5 to 10 years
Interest
Rate:          11% to 12% per annum minimum(1)
Loan Fees:     2% to 5% of principal amount of loan(2)
               First or junior deed of trust or mortgage on real
Security:      property(3)(4)

------------------------

(1) In some instances the interest rate that a lender may pay at the beginning of a loan may be less than the overall interest rate for the loan. These blended or graduated interest loans will generally have the same effective interest rates as the other loans which the Company makes or purchases.

(2) The Company generally will not receive any loan origination fees from Seattle Funding Group, Ltd. or other affiliates of the Company in connection with loans acquired from SFG Ltd., or its other affiliates. Such loan fees will be retained by them as compensation for their services in assisting the Company in originating, negotiating, evaluating and/or acquiring the Company's loans. The Company may receive loan origination fees in connection with loans which it originates for its own account without the services of SFG Ltd. or other of its affiliates.

(3) All loans will be secured by a first position or sometimes a junior position deed of trust or mortgage on commercial, investment or residential real property, including undeveloped or partially developed property on a limited basis. The total amount of loans which are secured by junior position deeds of trusts or mortgages, or which are secured by undeveloped land, will not exceed twenty percent (20%) of the Company's total loan portfolio for either category of loan. In some instances the Company may require or accept other collateral as secondary security for a loan.

(4) The Company will require all loans to be secured by a deed of trust or mortgage on real property, with a total loan to value ratio that generally will not exceed 65%, but in no event will exceed 75% of the value of the property collateralizing the loan at the time any loan is made or acquired.

LOAN ORIGINATION

    Seattle Funding Group, Ltd. will provide loan origination services to the Company on a non-exclusive basis under a Loan Origination Agreement with the Company. Under the Loan Origination Agreement, SFG Ltd. will present the Company with the opportunity to acquire mortgage loans which loans SFG Ltd. is in the process of making or acquiring. The decision to acquire or not to acquire any loan shall be exclusively in the discretion of the Company. When the Company makes the decision to acquire a loan from SFG Ltd., the Company will pay 100% of the principal amount due under the loan to SFG Ltd. in order to acquire the loan and upon payment of the purchase price, SFG Ltd. will assign 100% of the principal and interest due under the acquired loan to the Company, without discount or premium, and without the retention by SFG Ltd. of any economic interest in any such loan acquired by the Company. SFG Ltd. shall have the right to retain any and all loan fees or "points" that the borrower has or will pay in connection with the origination of any loan acquired by the Company.

    Seattle Funding Group, Ltd., through its operations, advertising and personal contacts in the mortgage brokerage community, believes it has established a reputation as a quality source for non-conventional money needs. It has been on a long marketing campaign to mortgage brokers in the Pacific Northwest. It takes a systematic approach in marketing through advertising, mailing and visiting with mortgage brokers on a consistent basis in order to get "first look" referrals from these brokers. SFG Ltd. spends an average of 10% of its gross revenues in each year on marketing (exclusive of sales personnel costs) which is above the industry average. These marketing costs are not paid by the Company. The typical wholesale mortgage lender will have one or two representatives canvassing mortgage broker offices. SFG Ltd. has developed a marketing system and approach that results in 4,000 mortgage brokers in the Pacific Northwest every two weeks receiving informational letters and four color brochures explaining and offering SFG Ltd's. services. This report is both a marketing resource as well as a resource for the mortgage broker to educate them on private non conventional financing. In addition, in October, 1998 John Odegard, the president of SFG Ltd., was a quest speaker at the Washington Mortgage Broker conference which was attended by over 2,000 mortgage brokers.

    The Company expects that SFG Ltd. will originate the majority of loans on behalf of the Company. It is anticipated that the majority of such loans, from wherever originated, will come as referrals from mortgage brokers or from borrowers or referrals from borrowers who have previously borrowed money from SFG Ltd.

LOAN SERVICING

    Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, and generally administering the loans. SFG Data Service, Ltd., an affiliate of the Company, was established in November, 1994 to provide loan servicing for loans placed by SFG Ltd., including the Company's loans. Under a Loan Servicing Agreement with the Company, SFG Data Service, Ltd., will be responsible for overall loan administration of the Company's loans and its services will include those described above. The Company believes that the fees and charges paid to SFG Data Service are no more than those that are charged by other organizations providing similar services. The fees and charges related to loan servicing will be paid by the borrower and/or CMGI from the 1% overhead allowance allocated to it.

EXAMPLE OF LOAN ORIGINATION, ASSIGNMENT AND SERVICING TRANSACTION

    In order to demonstrate the process of the origination of a loan, the acquisition of it by the Company and the servicing of that loan after acquisition, including the fees and other compensation which affiliates of the might receive, the following is an example of the what the Company believes will be a typical loan transaction. THE FOLLOWING INFORMATION IS INTENDED ONLY AS AN EXAMPLE OF A LOAN TRANSACTION IN WHICH THE

COMPANY MIGHT PARTICIPATE AND IS NOT INTENDED TO REFLECT ANY SPECIFIC TRANSACTION IN WHICH THE COMPANY HAS OR MIGHT ENGAGE.

    LOAN ORIGINATION. SFG Ltd. will, at least initially, be the largest source for loan acquisitions by the Company. SFG Ltd. will generate loans from its own marketing activities as a mortgage lender and by referrals from other mortgage brokers. In either event, SFG Ltd. will initiate the loan transaction by establishing direct contact with the prospective lenders. It will take a loan application from the borrowers, which application will include a borrowers' loan application statement from the borrowers, a description of the property which the borrowers propose as collateral for the loan and the payment of a deposit by the borrowers to be applied against various fees and expenses that SFG Ltd. will incur in connection with processing the loan application. Such fees and expenses generally include appraisal fees, credit report fees and title report fees. SFG Ltd. has the responsibility of providing the borrowers with all of the information and loan disclosure statements that are required of a lender under state and federal law. These statements and disclosures include a Good Faith Estimate of the settlement charges and a Truth in Lending Statement which are furnished to the borrowers at or shortly after the time the loan application is taken.

    In connection with the making of a loan, the borrower will be required to pay all of the costs associated with origination and processing of the loan and, in addition, will be charged a "loan origination" and/or "loan discount" in order to obtain the loan. The loan fees are generally calculated as a percentage of the principal amount of the loan to be made and can be expected to range between 3% and 10% of the principal amount of the loan. The amount of such fees will be negotiated between SFG Ltd., if it is the lender, and the borrower and will depend upon a number of factors including the current interest rates, market conditions, and the credit worthiness of the borrower. SFG Ltd. will retain the loan fees as compensation for its services in originating, processing and generating the loan. By way of example, in connection with a loan in the principal amount of $100,000 the borrower can be expected to pay loan processing fees, appraisal fees, escrow fees, credit report fees and miscellaneous fees in the area of $1,500.00. Most of such fees will be paid to third parties for their services, by SFG Ltd. However, the loan processing fee, and in some cases the appraisal fee, will be paid to SFG Ltd. If the negotiated loan origination/loan discount is 5%, then the total of such fee will be $5,000 which amount will be retained by SFG Ltd. If a third party mortgage broker referred the borrower to SFG Ltd., then such third party will likely receive a portion of the loan origination fee.

    As the loan is being processed, or after it has been completed, by SFG Ltd. it will be offered to the Company for investment. The Company and SFG Ltd. have established a procedure for the evaluation of loans for acquisition by the Company. Under the procedure, the Company is provided with a copy of SFG Ltd's loan file which includes all of the information related to the loan including the loan application, credit report, title report, property appraisal and loan documents. The Company reviews the materials and makes a decision of whether or not to acquire the loan. If the Company elects to acquire the loan it notifies SFG Ltd. It then delivers to SFG Ltd. an amount equal to the remaining principal balance due under the loan and SFG Ltd. executes, delivers and records the appropriate documents to assign the rights under the promissory note evidencing the loan, the deed of trust or mortgage securing the loan and any other necessary or appropriate documents to fully and completely assign the loan to the Company. The Company acquires the entire amount of the principal and interest remaining due under terms of the loan and SFG Ltd. releases and assigns all of its remaining rights and interest in the loan to the Company in exchange for payment of an amount equal to 100% of the principal amount due under the loan.

    LOAN SERVICING. The loans which the Company acquires are currently serviced by SFG Data, an affiliate of the Company under the Loan Servicing Agreement. Under that Agreement, SFG Data establishes loan payment collection and processing procedures, collects and disburses payments received under the loans, issues late payment and delinquency notices, calculates and allocates the interest and principal payments received and issues monthly reports to the Company on the status of each loan being serviced. In the event of a default in payment of any of the Company's loans SFG Data continues to service the loan until it becomes 60 days past due, at which time the loan is referred back to the Company for further collection action. Any late payment fees, default interest or other charges made to a defaulting borrower are paid to the Company and not to SFG Data.

    The Company is not obligated to pay SFG Data any amounts for its servicing of the Company's loans. CMGI is obligated to pay SFG Data an amount equal to 0.00625% of the principal amount of loans being serviced on behalf of the Company on a quarterly basis. This amount is paid by CMGI from the overhead allowance it receives under its Management Agreement with the Company, and is not an obligation of the Company.

    LOAN DEFAULTS AND FORECLOSURES. When and if there is a default in payment of one or more of the Company's loans, it is the Company's obligation to pursue collection of the defaulted loan after it has reached 60 days past due status. SFG Data refers all loans that are 60 or more days in default to the Company and discontinues its servicing of such loans on behalf of the Company. The Company pursues collection of such loans through its management, the Management Agent and/or its attorneys. If the Company is unable to bring the loan current through its own collection procedures then it will initiate a foreclosure action in order to collect the amounts due, including late fees, default interest payments and collection charges. In some instances, affiliates of the Company may provide services to the Company and receive compensation in connection with the collection and/or foreclosure of a defaulted loan. There is no agreement in place with any affiliate of the Company in regard to the rendering of any such services.

LOAN FRACTIONALIZATION

    From time to time the Company anticipates that it will be presented with an opportunity to make loans with large principal balances. Such loans could have principal balances in excess of $1,000,000. Because such a loan would represent a substantial portion of the Company's capital it may elect to "fractionalize" its investment in such loan by offering participation interests in the loan to third parties as an investment. The sale of such participation interests may be either for its own account or through the services of a third party. There are a number of mortgage lenders which already offer loan participation programs as an investment vehicle, including SFG Investments, Inc., an affiliate of the Company.

    While the specifics will vary from loan to loan, these loans will be required to meet the Company's lending guidelines, including a loan to value ratio no larger than 75% and must be secured by real property. The Company will seek to obtain an interest rate of such "jumbo loans" in the same average amount as the other loans in its Receivables portfolio. Following funding of a particular jumbo loan the Company may seek to offer third parties participation interests in the loan, either through its own means or the services of a third party, including an affiliate of the Company. The Company anticipates that the offering to acquire a "participation interest" in all or a portion of the principal amount of such a jumbo loan would be at an interest rate less than the face amount of the loan. The Company would then be entitled to retain all or a portion of the excess interest amount.

    As an example, assume the Company funds a loan with a principal amount of $1,000,000 with an interest rate of 12% per annum. The Company may elect to offer third parties the opportunity to purchase for cash interests in the loan in an amount up to $750,000 of the principal amount, at an interest rate of 10%. Such participation interests would be acquired pursuant to Loan Participation Agreements entered into between the Company and the third parties investing in the loan. The investors would pay the Company their respective portions of the principal amount due, thus reducing the Company's capital invested in the loan. In this example, if the participation interests were fully funded the Company's capital investment in the loan would be reduced to $250,000. As payments are collected from the borrower by the Company, under the Loan Participation Agreements the Company would be obligated to pay to each of the participants an amount equal to their pro rata participation in the principal amount of the loan together with interest on such principal amount at the rate that was agreed upon or 10% in the example. Thus, the Company would receive all of the interest paid by the borrower on that portion of the loan which the Company has retained, in the example, 12% on the initial principal balance of $250,000. In addition, the Company would also be entitled to retain the difference between the interest rate on the face amount of the loan (12%) and the interest rate offered to the loan participation investors (10%) on the remaining principal balance of the loan, in the example, 2% on the initial principal balance of $750,000. Because the Company would be entitled to receive all interest on the loan in excess of the amount owed to the loan participants, in this case 2% of the outstanding principal balance of $1,000,000 even though its investment in the principal amount due was $250,000, it would increase its return on the loan above the interest rate paid by the borrower while further diversifying its asset base.

BUILDERS' ASSISTANCE PROGRAM

    The Company has established a "Builders' Assistance Program" through which it may make loans to contractors or homeowners for new construction or remodeling. In making such loans the Company will require that the borrower agree to progress payments which will be made as the construction progresses and holdbacks for contingencies at the completion of construction. The loans will otherwise generally be on the same terms and conditions as the Company's other mortgage loans.

PURCHASE OF DEFAULTED LOANS AND FORECLOSURE ON PROPERTY SECURING LOANS

    In some cases loans which the Company has made will go into default. In other cases the Company may purchase loans, including loans from affiliate and third parties which are already in default. In purchasing a loan which is already in default the Company would anticipate generating a higher return than it realizes from its other loans because the default rate of interest may be higher and/or there may also be late fees accruing. When and if the borrower wishes to cure a defaulted loan, the Company may require the payment in full of all default interest, late fees and other costs incurred in connection with the default. In selecting a defaulted loan to purchase, the Company would only purchase a loan which was secured by real estate that it would want to own. In such instance it would anticipate acquiring the property through foreclosure and then either reselling the property at a profit in the short term or holding the property for income and investment and selling the property at a profit in the longer term.

    The Company's primary remedy for collecting all amounts due it under any defaulted loan will be to foreclose on the property securing the loan. (See "DEED OF TRUST AND MORTGAGE FINANCING IN GENERAL.") The Company may elect to accept an amount at foreclosure which may, in some cases, be less than the actual amount due in order to recover its invested funds and reinvestment them another loan or property. Affiliates of the Company may bid at such foreclosures and the Company may elect to accept their bid, even if it is for less than the full amount due. The Company may also make its own bid for the property at a foreclosure sale, and in a case there are other bidders and the Company desires to acquire the property, such bid may be for an amount in excess of the minimum amount needed to cover the amount due the Company plus its costs of foreclosure. If the Company is the highest bidder then it will own the property and may hold the property or resell it for any price it can obtain. If the Company is not the successful bidder then any bid in excess of the minimum which has been made by a third party will result in the Company recovering all of the principal, interest and late fees due it, as well as its costs of foreclosure. (See "CONFLICTS OF INTEREST--Affiliate's Option to Purchase Property at Foreclosure Sale.")

SALE OF LOANS

    The Company may from time to time elect to sell one or more of the loans in its portfolio. The reasons for selling a loan or loans may include an offer to purchase at a premium which would increase the yield to the Company, a need for cash to meet redemption requests, the desire to generate capital to fund a new loan or investment opportunity, or an attempt to reduce the Company's risk from a particular loan or loans. In such event, an affiliate of the Company, including CMGI, may from time to time be a purchaser of a loan or loans from the Company. Generally, any purchase of a loan by an affiliate will be for no less than the total of all principal and accrued interest, together with any and all other costs or amounts due, such as foreclosure costs if the loan is in default. However, a loan may be purchased by an affiliate for an amount less than full amount due in order to recover and reinvest the company's funds because of the condition of the property, market conditions, interest rates, or other factors.

USE OF LEVERAGE

    In order to enhance the Company's ability to take advantage of opportunities to invest in Receivables and or real estate, the Company may from time to time leverage its assets under limited conditions. The Trust Indenture under which the Debentures will be issued permits the Company to borrow funds and use the Company's assets as security for such borrowings. The amount of borrowings may not exceed thirty-five percent (35%) of the total principal amount due under the issued and outstanding Debentures at the time such borrowings are secured. The Company expects that such borrowings would be used to enhance the operations of the Company and its expected return on investment, primarily in two methods. The Company believes that an operating line of credit can be used to fund the acquisition of Receivables and/or real property acquisitions or development pending the receipt by the Company of term financing or additional capital investment. The Company also believes that by borrowing funds under a term lending arrangement, generally expected to be secured by its real estate assets, it can leverage the equity it has in those assets to acquire other assets which are expected to provide a return to the Company in excess of the cost of the borrowed funds. In order to secure these borrowings the Company may agree to pledge some or all of its assets and/or subordinate payment of the Debentures to payments due to the lenders. The Trustee is required to take all actions reasonably necessary to assist the Company in securing such borrowings within the guidelines established in the Trust Indenture, including executing collateral assignment agreements and subordination agreements as may be required by a lender.

REGULATION

    The Company's private non-conventional lending business is generally not subject to the rules and regulations of FHA, VA, FNMA, FHLMC, GNMA or Washington state rules and regulations with respect to originating, processing, selling and servicing mortgage loans. However, the Company's mortgage origination activities will generally be subject to the Equal Credit Opportunity Act, the Federal Truth in Lending Act, the Real Estate Settlement Procedures Act (RESPA) and the regulations promulgated thereunder which prohibit discrimination and require the disclosure of certain basic information to mortgagors concerning credit and settlement costs.

    Conventional mortgage lending is subject to Washington state usury statutes. However, the private non-conventional lending activities of the Company will generally be exempt from such usury statutes since the loans will be made either for commercial purposes or consumer lending transactions which are exempted from coverage under the Washington state usury laws.

COMPETITION

    The Company competes with other private money lenders and mortgage bankers and brokers and to a lesser extent commercial banks, savings and loan associations, credit unions and insurance companies. Some of its competitors have substantially greater resources than the Company as well as larger and more sophisticated marketing programs which could put the Company at a competitive disadvantage.

YEAR 2000 COMPLIANCE

    The Company is undertaking a program to address the technical and business issues related to the Year 2000. The Company's plans include (i) an awareness of and an overall assessment of the year 2000 issue; (ii) an inventory of environments to be remediated or replaced; (3) the remediation or replacement of affected systems; (4) testing of remediated or new systems; and (5) implementation of Year 2000 compliant systems. The Company's goal is to have all systems critical to its business operations deemed

Year 2000 compliant by June 30, 1999. Because the Company is recently organized and will primarily rely upon third parties (particularly Capital Management Group, Inc., Seattle Funding Group, Ltd., and SFG Data Services, Ltd.) to provide the various services necessary to operate its business, its direct efforts to ensure Year 2000 compliance are not expected to be difficult or costly to achieve. The Company is also instituting a program to survey each of its vendors to determine whether or not they are or will by Year 2000 compliant. It expects that each of its vendors will be Year 2000 compliant well in advance of January 1, 2000 or that suitable alternative service vendors that are Year 2000 compliant will be available to the Company, if necessary.

                DEED OF TRUST AND MORTGAGE FINANCING IN GENERAL

    The following is a discussion of the terms and practices in real estate financing which may be relevant to the Company's mortgage lending activities.

    DEEDS OF TRUST. Deeds of trust are commonly used to secure the payment of debts or performance of other obligations with an interest in real estate.

    A deed of trust grants a third party (the "trustee") the authority to sell the real estate upon default of the borrower ("grantor") without the necessity of filing a lawsuit. Upon the default of the borrower, the trustee follows a statutory procedure affording interested parties notice and an opportunity to cure defaults. If the defaults are not cured, then the trustee conducts a trustee's sale for the benefit of the lender who is the "beneficiary" of the deed of trust. If the grantor (borrower) repays the note secured by the deed of trust, the trustee executes a full reconveyance back to the grantor. A deed of trust must be in writing, signed (by both spouses when community property is involved) and acknowledged, must contain a legal description of the real estate, a description of the obligation secured, a power of sale, and a provision that the property is not used principally for agricultural or farming purposes. If the deed of trust does not contain a power of sale and a nonagricultural provision, it will be treated as a mortgage. It should be recorded promptly with the auditor of the county in which the property is located.

    The advantage of a deed of trust is that the lender can choose whether to proceed by a judicial foreclosure or by a nonjudicial foreclosure. Some of the advantages of proceeding by a nonjudicial foreclosure include avoidance of overcrowded court dockets and elimination of all redemption periods. Title vests immediately in the purchaser at a trustee's sale, and the purchaser is entitled to possession twenty days after the sale. The nonjudicial procedure and the generally shorter time period required to realize on the security of the defaulting debtor can be attractive to a lender. If a nonjudicial foreclosure of a deed of trust occurs, however, the lender cannot obtain a judgment against the borrower and may not be able to obtain a deficiency judgment against any guarantor on the note for any deficiency. A deficiency judgment is a judgment against the borrower requiring the payment of that portion of the obligation which was not paid with the net proceeds realized upon the sale of the property securing the obligations.

    NONJUDICIAL FORECLOSURE OF DEEDS OF TRUST. In Washington a nonjudicial foreclosure of a deed of trust is commenced by the trustee sending, publishing and posting on the property a statutorily prescribed notice of default. Thirty days after the notice of default is issued, a notice of sale and notice of foreclosure is issued. These notices allow the borrower or buyer (and all other parties with any interest in the property) an opportunity to cure the default. A default may be cured even if the deed of trust contains an acceleration clause which would automatically entitle the holder of the deed of trust to collect the entire balance of the secured debt in a judicial foreclosure.

    The trustee's sale of the property may be conducted in a minimum of ninety days after issuance of the notice of sale. Consequently, the total time period for foreclosure of a deed of trust will be not less than 120 days from issuance of the notice of default until the sale is conducted. In addition, the nonjudicial foreclosure statute does not permit the trustee's sale to occur earlier than 190 days from the date of default.

    At the trustee's sale, the trustee sells the property to the higher bidder and conveys title to the property by a trustee's deed which is then recorded. However, the borrower or buyer (or any other party with a record interest in the property) may cancel a nonjudicial foreclosure at any time prior to eleven days before the trustee's sale by curing the default set forth in the notice of sale. Upon discontinuance of the foreclosure, the deed of trust is reinstated and the obligation remains as though no default had occurred. During the eleven days prior to the sale, the foreclosure can be discontinued if the deed of trust contains acceleration provisions only by payment of the entire amount of the obligation, plus costs, expenses and the trustee's fee. No deficiency judgment may be obtained in a nonjudicial foreclosure.

    MORTGAGES. A mortgage can also be used to secure the performance of an obligation to pay money. In the usual real estate transaction, the buyer of real estate needs or wants to borrow money to pay the seller the difference between the down payment and the purchase price. When the lender (mortgagee) loans the money, the buyer-borrower (mortgagor) signs a promissory note for the amount borrowed and executes a mortgage as a lien against the property to secure the debt. The purpose of the promissory note is to create personal liability for payment by the mortgagor. The purpose of the mortgage is to create a lien on the mortgaged property to secure the obligation to repay. The mortgage is not effective until and unless there is a valid debt, and the debt must be described and identified in the mortgage document. The mortgage document is frequently lengthy and contains many clauses such as provisions for acceleration, subordination, release, waivers, and covenants to pay taxes, to keep the premises in repair and to maintain adequate insurance.

    A secured note can be sold by the lender to another party and the mortgage can be assigned to the new holder of the note. In that way, the borrower becomes legally obligated to pay the new holder according to the terms of the original note. The new holder's right to payment is secured by the property and the new holder can look to the property if the borrower defaults. If the Fund purchases a note secured by a mortgage (or any other form of security instrument), the note will be endorsed to the Fund, the security instrument is assigned to the Fund, and the Fund will become the mortgagee.

    If the borrower defaults on the obligation to pay, the holder of the mortgage will have legal recourse against the mortgaged property to satisfy the debt. Unlike a deed of trust, the mortgagee must bring judicial foreclosure proceedings to foreclose its lien and cause the mortgagee's interest in the property to be sold, as provided by statute, subject to the redemption rights of third parties discussed more fully below. If the proceeds of sale are less than the amount owed, the mortgagee may obtain a deficiency judgment against the mortgagor for the balance, unless the mortgagee is deemed to have waived its right to a deficiency judgment. In some cases, more than one lien exists against a piece of property, and the priority of the lien usually is determined by the date and time the lien is recorded in the office of the county auditor. The priority of the lien can be important because if the property is foreclosed, the superior liens will usually be in a better position to be paid off than will the lower priority (or "subordinate") liens. See "Superior Encumbrances" below for more information concerning the risks involved with subordinate liens.

    The mortgage must be in writing, legally describe the mortgaged property, state the consideration, contain a mortgaging clause, state the amount of the debt and whether it bears interest, and be signed by the borrower (mortgagor). In addition, the mortgagors should state their marital status, and, if community property is involved, both spouses must sign the mortgage. The mortgage must be "acknowledged" (language reciting that the individuals signing the document were positively identified and that they signed freely and voluntarily) before a notary public. The mortgage should then be recorded in the auditor's office of the county where the property is located.

    The "lien theory" of mortgages is generally recognized in Washington and Oregon. Under this theory, the title to the property remains with the borrower and is not transferred to the mortgagee. The mortgage placed on the property is only a charge or a lien on the title.

    When property is sold, in some cases the existing mortgages may be assumed by the buyer or may remain enforceable against the property and against the seller. Alternatively, the mortgage may be paid off by the seller of the property. This usually occurs when mortgages become due in full at the time the property is sold because the mortgage contains a "Due on Sale" clause.

    REAL ESTATE CONTRACTS. A real estate contract, also known as a land sales contract, is used to convey property. It is a written agreement between the seller and buyer for the purchase of real property by installment payments. The real estate contract provides that the buyer must pay the purchase price in installments over the period of the contract with the balance due at maturity. While the Company generally will not make loans where there is a real estate contract involved, it may on occasion take a seller's (vendor's) interest in a real estate contract as collateral.

    When the buyer completes his required payments, the seller is obligated to convey good legal title to the buyer by a fulfillment deed. Under the terms of the real estate contract, the buyer is given possession of the property and is said to have equitable title to the property, while the seller retains legal title to the property as security for payment of the purchase price.

    The real estate contract usually contains the names of the buyer and seller, the sales price, the terms of payment, a full legal description, and a lengthy statement of the rights and obligations of the parties relating to the use and maintenance of the premises, risk of loss, payment of taxes and insurance, and remedies in case of default. The contract is signed by both parties (both spouses must sign when community property is being bought or sold), acknowledged and recorded.

    JUDICIAL FORECLOSURE. Foreclosure is the legal procedure in which a lender realizes on property that is security for a debt. A lender or seller has the right to commence foreclosure proceedings if the borrower or buyer fails to pay the note as required, or fails to pay or perform any other covenant or obligation as required by the mortgage, deed of trust or real estate contract. In Washington deeds of trust may be foreclosed as mortgages, although nonjudicial procedures (such as a nonjudicial foreclosure or a nonjudicial forfeiture) are used more frequently, unless the lender desires to seek a deficiency judgment.

    The judicial mortgage foreclosure action is brought in the Superior Court of the county in which the real property is located. If the lender is able to establish that it is entitled to a judgment of foreclosure, the court orders a sale of the property to the highest bidder. Anybody wishing to bid on the property may do so by paying in cash the bid price at the sale conducted by the sheriff. The lender or seller is entitled to bid the amount of its judgment (unpaid principal balance and interest, together with court awarded legal fees and costs) without having to deposit any additional cash with the sheriff. If the lender wishes to bid more than the amount of its judgment, then the lender or seller will have to pay the excess amount in cash. Following court confirmation of the sale, the highest bidder receives a certificate of sale. The certificate of sale does not transfer title, which remains in the mortgagor until the sheriff's deed is issued. The mortgagor and junior lienholders may redeem the property by paying the purchaser the amount of the purchase bid at the sale, together with interest, assessments, taxes, and certain other expenses, if the purchaser is also a creditor having a lien prior to that of the redemptioner, other than the judgment under which the purchase was made, then the amount of the purchaser's lien, with interest. If the property is commercial property, a setoff may be allowed for rents received. If none of the parties entitled to redeem the property have done so within the applicable redemption period, the sheriff executes a deed to the holder of the certificate of sale.

    The statutory period of redemption in Washington is generally one year. If the security instrument contains certain prescribed provisions, such as a nonagricultural provision, and if the right to a deficiency judgment is waived, then the period of redemption is only eight months. When nonagricultural property improved with a structure is abandoned for six months or more and no payments are made on the debt during such period, the borrower forfeits his or her rights or redemption. The redemption period may be extended if there are a series of successive redemptions by the borrower or junior lienholders or if the lender fails to timely notify the appropriate parties of the expiration of the redemption period on homestead property. Ordinarily, the borrower must yield possession to the successful bidder on the date of sale, but if the property constitutes the borrower's "homestead," he or she is entitled to retain possession through the entire period of redemption. Other parties may also be entitled to retain possession of the property during all or part of the redemption period, such as a tenant under an unexpired lease, the occupant of property used for farming purposes, or the mortgagor as the mortgage so stipulates.

    If there are any excess proceeds of the foreclosure sale after deducting expenses, they are paid to the mortgagor. If, on the other hand, the proceeds from the sale are not sufficient to repay the foreclosed debt, recourse may be had against the debtor for the deficiency, if the judgment allows for such recourse.

    ACCELERATED INDEBTEDNESS. The lender generally has the right upon default by the borrower to "accelerate" the indebtedness if this right is provided for in the deed of trust, mortgage or note. This means that the lender may sue the borrower for the entire amount of the note due immediately upon default and the borrower has the right to cure the default merely by paying the delinquent installments and accrued interest. However, if a seller under a real estate contract or a lender forecloses nonjudicially, the borrower may pay the delinquent installments and prevent acceleration of the mortgage.

    SUPERIOR ENCUMBRANCES. The property securing a payment obligation may be subject to prior security interests in favor of other lenders. It may also be subject to liens securing obligations such as real property taxes, construction bills and public improvement assessment lines, which, by operation of law, are or may become superior to a deed of trust or mortgage. These prior security interests and liens are commonly referred to as superior encumbrances. If a default occurs on a superior encumbrance, there is a risk of losing the security interest in the property through foreclosure of a superior encumbrance.

    By law, the holder of a subordinate lien or encumbrance has the right to pay off a superior encumbrance, and may, depending on the nature of the superior encumbrance and the terms of the subordinate encumbrance, have the right to cure defaults. The Company may from time to time make loans and take a security interest in property which has a superior encumbrance. If there is a default on an obligation secured by such senior encumbrance, the Company may decide it is necessary or advisable, in order to avoid a loss, to pay the periodic installments due on or the entire amount secured by the superior encumbrance. This could require the Company to make additional cash outlays for an indefinite period of time. There may be additional costs for court and attorney fees and other expenses incidental to protecting the investment.

    RISK OF LOSS. In the event that a holder of a superior interest forecloses on the property, lienholders who have lower priority interests will be paid only to the extent, if any, that the sales price for the property exceeds the amount of all superior liens. Accordingly, unless the price at which the property is sold is sufficient to satisfy the Company's security interest and all superior liens involved in the foreclosure proceedings, the Company faces the risk of losing all or part of its investment. If such were to occur, the Company may have the right to obtain a personal judgment against the borrower, but would have to institute additional legal proceedings to do so and would not be able to take any further action with respect to the particular property which had secured the borrower's obligation. The Company's ability to recover from the borrower would depend upon the existence of other assets of the borrower which might be reached through such court proceedings.

    USURY. Usury is charging a rate of interest in excess of that permitted by law. The statutory usury rate in Washington is the higher of twelve percent, or four percentage points above a floating rate prescribed by statute. Any commission, bonus, fee, premium, penalty or other charge, compensation or gratuity, whether in money, credit or other thing of value given as consideration for the purpose of compensation or inducement for obtaining a loan, renewal or extension is deemed part of the interest charged on such loan.

    In the event the contract does provide for a usurious rate of interest, the contract itself is still valid. However, in any action on such contract, if there is proof that a greater rate of interest has been directly or indirectly contracted for or taken or reserved, the creditor is only entitled to the principal, less the amount of interest accruing thereon at the rate contracted for. If interest has been paid, the creditor is only entitled to the principal less twice the amount of the interest paid and less the amount of all accrued and unpaid interest. The debtor is entitled to costs and reasonable attorneys' fees plus the amount by which the amount he has paid under the contract exceeds the amount to which the creditor is entitled. Only consumer loans and residential loans are covered by the usury statute.

                                   MANAGEMENT

THE MANAGERS

    Under the Articles of Incorporation and Bylaws of the Company, its management and control is vested in the Officers and Directors. The Company has also entered into a Management Agreement with Capital Management Group, Inc., under which CMGI will provide management and administrative services to the Company. CMGI will provide all services it considers proper and necessary to act in the capacity of supervisory management agent, will maintain all records of the interest of Company and its Members, will arrange for the preparation and execution of all assignments of Debentures and record such assignments, will maintain financial books and records, and will calculate and make interest payments under the Debentures, will maintain the books and records of the Company, prepare reports, and will assist the Company's accountants in the preparation of financial reports and tax returns. The success of the Company will, to a large extent, depend on the Company's management. Accordingly, no person should purchase any Debentures unless he or she is willing to entrust all aspects of Company management to the Officers and Directors and CMGI and has evaluated their capabilities to perform such services. The Management and their affiliates will receive compensation and fees from the Company.

    The Company was formed as a corporation in the state of Washington on September 17, 1998. The Company is an affiliate of Seattle Funding Group, Ltd., a Washington corporation which has engaged in the business of originating and making non-conventional loans since 1988. John Odegard, the founder and Chief Executive Officer of Seattle Funding Group, Ltd., is the president and a manager of the Company. SFG Ltd. will generally act as the marketing agent, loan originator, and loan processor for the Company. It will be entitled to receive any and all loan fees generated in connection with any loan made by the Company originated and processed by SFG Ltd. for its services.

    A summary of the history and operations of Seattle Funding Group, Ltd., and the experience of management of the Company follows.

    SEATTLE FUNDING GROUP, LTD. ("SFG Ltd.") originated in 1988 to service the growing demand for non-conventional commercial and consumer loans. At its inception it operated primarily as a mortgage broker assisting borrowers who were unable to secure loans in a timely manner from conventional lending institutions due to increasing restrictions being placed on such institutions. As SFG Ltd. became more known in the brokerage community it began to receive loan requests from other mortgage brokers as well as unsolicited loan requests from borrowers. For the past several years, SFG Ltd. has operated as a direct private funding portfolio using invested funds to fund its non-conventional mortgage lending activity. SFG Ltd. will serve as a marketing agent and loan originator for the Company.

    SFG Ltd. has nine loan executives whose responsibilities are to gather loan requests, package and present them to SFG Ltd.'s underwriting department for approval. It has developed an account base in excess of four thousand mortgage brokers from which it receives referrals. The brokers are contacted on a regular basis in person and by mail with brochures, newsletters and reports of successful loan transactions. In this matter SFG Ltd. is able to keep its name in front of the mortgage brokerage community on a regular basis. SFG Ltd. is currently placing an average of $3,000,000 per month in loans in the Pacific Northwest area. The average loan size is approximately $140,000.

    JOHN ODEGARD. President and Manager; 35 years old. Mr. Odegard is the President and founder of Seattle Funding Group, Ltd., an affiliate of the Manager. Seattle Funding Group, Ltd. was organized in 1988 to engage in private mortgage lending. He is the President and a Director of Capital Management Group, Inc. and the President of SFG Income Funds III and IV, which are limited liability companies. He is also the Vice President and a co-founder of Home Assistance Services, Inc., a real estate consulting and acquisition firm which also began operations in 1988. Mr. Odegard has attended three years of college during which he studied real estate finance and development. He has been a speaker on local and national media regarding real estate investing and financing and is the author of a two volume manual for real estate investing. He also has testified as an expert on real estate and related matters at the request of the largest law firm in the Pacific Northwest.

    GREGORY B. ELDERKIN. Vice-President, Secretary and Manager; 35 years old. Mr. Elderkin is the Vice President and designated broker of Pacific West Brokerage, Inc., a commercial and investment real estate concern. Prior to his affiliation with Pacific West Brokerage, Inc., Mr. Elderkin was affiliated with Century 21 Pacific West Properties where he concentrated on commercial property management and brokerage. He is also the Vice-President and a Director of Capital Management Group, Inc. and the Vice-President of SFG Income Funds III and IV, which are limited liability companies. Mr. Elderkin graduated with honors from Washington State University in 1986 with a Bachelor of Arts degree in Business Administration/ Finance.

    MARK SPENO. Treasurer and Manager; 38 years old. Mr. Speno has been the Vice President of Operations for SFG Ltd. since joining that organization in 1992. He has designed, implemented and is responsible for maintaining SFG Ltd.'s compliance to lending regulations and quality control standards. He is the Treasurer and a Director of Capital Management Group, Inc. and the Treasurer of SFG Income Funds III and IV, which are limited liability companies. Prior to joining SFG Ltd., he was a casualty and life insurance broker with Nationwide and Wausau Insurance Companies emphasizing in commercial and real estate risk for developers and real estate portfolios for developers and real estate investment firms. Prior to entering the insurance business Mr. Speno was a U.S. Naval Officer. He graduated from Washington State University in 1982 with a Bachelor of Arts degree in Business Administration.

    CAPITAL MANAGEMENT GROUP, INC. Capital Management Group was incorporated in the state of Washington on September 16, 1993. It is the General Partner of SFG Income Fund Limited Partnership and SFG Income Fund II, L.P., both of which are Washington limited partnerships organized to provide a loan fund to service the need for non-conventional mortgage financing. SFG Income Fund Limited Partnership raised $5,000,000 and SFG Income Fund II, L.P. raised $4,975,500 through sale of units of limited partnership interests. It is also the Supervisory Managing Agent for SFG Income Fund III, L.L.C., and SFG Income Fund IV, L.L.C., Washington limited liability companies which were also organized to provide funds to service the need for non-conventional mortgage financing. SFG Income Funds III and IV raised $9,730,000 and $6,966,954 (as of September 30,
1998) through the issuance of redeemable secured promissory notes. Capital Management Group is also the Managing Member of SFG Equity Fund, L.L.C., a limited liability which engages in mortgage lending and the acquisition of real estate and has raised over $1,950,000 in equity capital.

THE MANAGEMENT AGREEMENT

    Under terms of the Management Agreement to be entered into between CMGI and the Company, CMGI will be appointed to manage the day to day operations of the Company. The Managers of the Company will set the policies under which the Company will operate and CMGI will, subject to such direction direct the operations of the Company and pay all overhead expenses incurred by the Company, except for extraordinary expenses incurred by the Company such as foreclosure expenses and/or litigation costs.

    The Management Agreement has an initial term of five years and automatically renews for two year terms thereafter unless canceled by either the Company or CMGI upon written notice to the other no less than 60 days prior to the expiration of the current term of the agreement. CMGI will receive a management fee on an annual basis equal to equal to 1.5% of the Company's total principal amount of the outstanding Debentures to be paid from the Company's gross operating income. This amount is to be paid quarterly from the Company's operating revenues. CMGI is also entitled to receive an overhead allowance in an amount equal to, on an annual basis, 1.0% of the Company's total principal amount of the outstanding Debentures to be paid from the Company's gross operating income. From this overhead allowance CMGI will pay all expenses incurred in operating the Company, except certain extraordinary expenses such as costs of foreclosure and/or litigation. Payment of the management fee and overhead allowance is subordinated to the Company's payment of its principal and interest obligations due under the Debentures.

    Under the Management Agreement CMGI, subject to the direction of the Company's managers will, among other things, direct the Company's mortgage lending activities, maintain all records of the Company, arrange for the preparation and execution of all assignments of Debentures record such assignments, maintain the Company's financial books and records, and will calculate and make interest payments under the Debentures and calculate and pay all commissions, fees, allowances and other expenses for which the Company is obligated. In addition, CMGI will supervise the maintenance of the Company's books and records, arrange the preparation of all necessary tax and information returns of, and the preparation and distribution of an annual profit and loss statement and balance sheet.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information as of November 30, 1998 with respect to those persons or groups known to the Company who beneficially own more than five percent of the Company's Common Stock, for each officer and director and for all officers and directors as a group.

                                                       NUMBER OF     PERCENT BEFORE       PERCENT AFTER
NAME AND ADDRESS OF OWNER(1)                            SHARES          OFFERING           OFFERING(2)
----------------------------------------------------  -----------  -------------------  -----------------
John Odegard........................................      10,000               25%                 25%
Gregory B. Elderkin.................................      10,000               25%                 25%
Mark Speno..........................................      10,000               25%                 25%
Loretta N. Elderkin(2)..............................      10,000               25%                 25%
All officers and Directors as a group
  (3 persons).......................................      30,000               75%                 75%

------------------------

(1) The address for all persons listed is 923 Powell Avenue SW, Renton, WA
    98057.

(2) Ms. Elderkin holds the shares as her separate property. She is the mother of Gregory Elderkin.

                THE COMPANY AND AFFILIATES' LOANS ON REAL ESTATE

    As of the commencement date of this offering, the Company has not engaged in any lending or real estate investment activities. However, the affiliated group of Company's have been engaged in real estate lending activities since 1994.

SCHEDULE OF MANAGED FUNDS

    The information presented in the following table represents the historical experience of the SFG Income Fund, L.P., SFG Income Fund II, L.P., SFG Income Fund III, L.L.C., SFG Equity Fund, L.L.C. and SFG Income Fund IV, L.L.C. programs. This information has been subjected to an attestation engagement (a review) performed by Peterson Sullivan PLLC. Whose report, dated December 8, 1998, is included in the Financial Statement section of this Prospectus.

    Investors in the Debentures should not assume that they will experience returns, if any, comparable to those experienced by investors in the programs displayed below. All the information set forth below was obtained from unaudited financial statements. Investors purchasing a Debenture will not, by such purchase, obtain any interest in the programs described in the following tables.

                       SFG INCOME FUND, L.P.   SFG INCOME FUND II, L.P.   SFG INCOME FUND III, L.L.C.   SFG EQUITY FUND, L.L.C.
                       ----------------------  -------------------------  ----------------------------  ------------------------
Type of Investment
Offered..............  Limited Partnership     Limited Partnership Units  10.5% Promissory Notes (debt  Limited Liability
                       Units (equity           (equity securities)        securities)                   Membership Units (equity
                       securities)                                                                      securities)
Date Offering
Commenced............  September 15, 1993      February 1, 1995           November 20, 1995             November 18, 1996
Date Offering
Completed............  January 13, 1995        November 17, 1995          February 10, 1997             June 13, 1997
Total Amount of
Offering.............  $5,000,000              $5,000,000                 $10,000,000                   $2,000,000
Total Amount Raised
through Offering.....  $5,000,000              $4,975,500                 $9,733,073                    $1,966,960
Nature of Company
Business.............  Non-Conventional        Non-Conventional Mortgage  Non-Conventional Mortgage     Non-Conventional
                       Mortgage Lending        Lending                    Lending                       Mortgage Lending and
                                                                                                        Real Estate Ownership
Average Annualized
Distributions to
Investors from
Program inception to
09/30/98.............  11.34%                  11.07%                     10.50%                        9.76%


 MORTGAGE PORTFOLIO
  (AS OF 09/30/98)     SFG INCOME FUND, L.P.   SFG INCOME FUND II, L.P.   SFG INCOME FUND III, L.L.C.   SFG EQUITY FUND, L.L.C.
---------------------  ----------------------  -------------------------  ----------------------------  ------------------------
Invested Portfolio...  $6,315,610              $4,940,970                 $11,383,170                   $1,206,250
Number of Loans......  43                      37                         68                            11
Average Loan Size....  $146,875                $133,540                   $167,400                      $109,659
Average Value of
Security.............  $281,326                $265,243                   $346,919                      $211,636
Average Loan Size as
a % of Invested
Portfolio............  2.33%                   2.70%                      1.47%                         9.09%
Average Loan
Term--Months.........  104.9                   99.4                       110.1                         120

INVESTOR INFORMATION
  (AS OF 09/30/98)
---------------------
Investor Funds
(including
reinvestment)........  $6,463,319              $5,221,233                 $11,036,537                   $2,177,106
Average Investment...  $76,039                 $62,158                    $68,978                       $34,557
Total Investors......  85                      84                         160                           63

     DELINQUENCY
  (AS OF 09/30/98)
---------------------
90 Days or more......  1                       4                          6                             1
In Foreclosure
(included above).....  1                       5                          7                             1
Real Estate Owned....  0                       0                          0                             6(2)

                        SFG INCOME FUND IV, L.L.C.
                       ----------------------------
Type of Investment
Offered..............  10.0% Promissory Notes (debt
                       securities)

Date Offering
Commenced............  September 1, 1997
Date Offering
Completed............  N/A
Total Amount of
Offering.............  $10,000,000
Total Amount Raised
through Offering.....  $6,966,955(1)
Nature of Company
Business.............  Non-Conventional Mortgage
                       Lending

Average Annualized
Distributions to
Investors from
Program inception to
09/30/98.............  10.00%
 MORTGAGE PORTFOLIO
  (AS OF 09/30/98)      SFG INCOME FUND IV, L.L.C.
---------------------  ----------------------------
Invested Portfolio...  $7,160,500
Number of Loans......  45
Average Loan Size....  $159,122
Average Value of
Security.............  $298,789
Average Loan Size as
a % of Invested
Portfolio............  2.22%
Average Loan
Term--Months.........  120
INVESTOR INFORMATION
  (AS OF 09/30/98)
---------------------
Investor Funds
(including
reinvestment)........  $7,163,433
Average Investment...  $44,771
Total Investors......  160
     DELINQUENCY
  (AS OF 09/30/98)
---------------------
90 Days or more......  3
In Foreclosure
(included above).....  3
Real Estate Owned....  0

----------------------------------

(1) As of 09/30/98

(2) SFG Equity Fund, L.L.C. was formed, in part, to purchase and own properties in its portfolio.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company at November 9, 1998 and as adjusted to reflect the sale of the maximum of $25,000,000 in Debentures in connection with this offering. This table should be read in conjunction with the financial statements and related notes included elsewhere in this Prospectus.

                                                                                          AS ADJUSTED
                                                                             ACTUAL    MAXIMUM OFFERING
                                                                            ---------  -----------------
Long-term debt payable, net of current portion............................  $     -0-      $     -0-(1)
Stockholders' Equity:
  Common Stock (no par value), 10,000,000 shares authorized and 40,000
    issued at November 9, 1998............................................     40,000         40,000
Retained Earnings (Deficit)...............................................        -0-            -0-
                                                                            ---------        -------
    Total Stockholders' Equity............................................     40,000         40,000
                                                                            ---------        -------
    Total Capitalization..................................................  $  40,000      $  40,000
                                                                            ---------        -------
                                                                            ---------        -------

------------------------

(1) Because there is no assurance that the Maximum amount of Debentures, these amounts do not include the total of $25,000,000 in Debentures that would be sold at the Maximum. If all of the Debentures are sold, the total capitalization will be $25,040,000.

                      MANAGEMENTS' DISCUSSION AND ANALYSIS
                  OF FINANCIAL CONDITION AND OPERATING RESULTS

OPERATIONS

    The Company was recently formed primarily to make and/or invest in promissory notes secured by real estate originated by Seattle Funding Group, Ltd., an affiliate of the Company. These real estate Receivables are non-conventional as they are not originated by a regulated financial institution and are not underwritten to FNMA or FHA underwriting guidelines. Typically, either the borrower or the collateral will not meet sufficient FNMA or FHA underwriting guidelines to qualify for conventional financing. These borrowers are expected to be willing to pay interest rates in excess of conventional mortgage rates for the above reasons and for the ability to secure a loan in an expeditious manner in contrast to the typically lengthy approval process for conventional financing. Because the borrowers in this market may have blemished credit records and the Company generally does not require income/employment verification, underwriting practices focus primarily on the collateral value as the ultimate source of repayment. While higher delinquency rates are expected in this market as compared to the conventional mortgage market, the Company believes this risk is generally offset by the value of the underlying collateral relative to the Company's investment therein and the superior yields achievable.

    The Company will also, to a lesser extent, acquire real estate for investment or resale. The Company's real estate acquisition activities are expected to concentrate on properties acquired from highly motivated sellers who are offering their properties at below market value, in management's opinion. Such Sellers may be facing foreclosure or willing to take a discounted price in consideration of purchase terms that may include all cash and/or a non-contingent transaction. By investing in such real property acquisitions, the Company expects to build its asset base and profits through eventual resale. It is anticipated that real estate acquisition will not occur until the Company has created sufficient excess income through its Receivables investments so that such real estate investment will not negatively effect the Company's ability to service the Debentures and pay its operating expenses.

REVENUES, EXPENSES, FINANCING AND CAPITAL RESOURCES

    As the Company has not yet commenced operations, the revenues and expenses can only be predicted. However, the Company has used historical experience from affiliated companies which were created for similar purpose. It is anticipated that the interest income generated from the Company's prospective investments in Receivables will be sufficient to meets its obligations. The Company's anticipated expenses are variable based upon the total amount of the Debentures outstanding. Through this structure, Management believes the Company can meet its obligations regardless of how much capital the offering of Debentures generates.

    Liquidity and capital resources are expected initially to be generated through the sale of Debentures. Once the Company has commenced operations, Receivable payoffs and sale of Receivables will add to this source. In addition, it is anticipated that the company may borrow additional funds secured by its assets. Per the Debenture Trust Indenture, the Company is limited to a maximum of 35% of the total principal amount of the Debentures for such additional borrowing. The Company expects that such borrowing will enhance the operations of the Company and its return on investment, primarily through two methods. First, it is anticipated that a line of credit will be secured that will allow the Company to fund Receivables that are available pending receipt of additional Debenture subscriptions and/or Receivable payoffs. Management believes that a line of credit facility will provide a consistent source of liquidity assisting the Company in maintaining its source of Receivables. Second, as the Company acquires real estate to be held for investment, it is anticipated that it will secure a modest level of term financing secured by the specific property, not expected to exceed 70% of the properties value. Management believes that the risks associated with this modest use of leverage will be offset by the potential enhanced return on investment.

                              PLAN OF DISTRIBUTION

GENERAL

    The Company is offering up to $25,000,000 face value of the Series I Debentures directly to the public on a continuing best efforts basis through Pacific West Securities, Inc ("PWSI"). Pacific West Securities, Inc. is a member of the National Association of Securities Dealers, Inc. ("NASD") member firm. No securities sales commissions will be paid from the offering proceeds received from sale of the Notes. However, PWSI will receive, on an annual basis from the Company's gross operating income, the following: (i) an amount equal to one-quarter percent (0.25%) of the principal amount of the outstanding Debentures for its services as the Principal Distributor and (ii) an amount equal to one and one quarter percent (1.25%) of the principal amount of outstanding Debentures as a securities sales commission, some or all of which may be reallowed to Selected Dealers, who are members of the NASD, and certain foreign dealers who are not eligible for membership in the NASD, which agree to participate in the offer and sale of the Debentures. Loretta Elderkin, the president, and Janilee Jefferies, the owner of 100% of the issued and outstanding shares of PWSI, are, respectively the mother and sister of Gregory Elderkin, the Vice-President and a director of the Company. Mr. Elderkin is neither an officer nor director of PWSI and holds no ownership interest in PWSI.

SUBSCRIPTION PROCEEDS HOLDING ACCOUNT


    Upon receipt of properly completed subscription documents and proceeds for subscription to a Debenture from a Debenture purchaser, the Company will review such documents and determine if such subscription documents are properly completed. Upon such determination, the proposed Debenture holder will be notified by the Company of the acceptance of their subscription to the Offering and the subscription proceeds will be deposited into an interest-bearing account on behalf of the proposed Debenture holder. However, such person will not become a Debenture holder at that time. The subscription proceeds will be held in the interest-bearing account for the benefit of the proposed Debenture holder for up to sixty (60) days. Interest will be paid at the rate of 3.5% per annum while such funds are on deposit. When the Company has need for the proceeds to fund its operations, the funds will be transferred to the Company's operating account, the subscribers whose funds have been transferred will become a Debenture holder, and the Company will issue Debenture to such persons under the terms under which they subscribed for the Debentures.


    If a proposed Debenture holder's funds have not been transferred to the Company and such proposed Debenture holder has not received a Debenture within sixty (60) days of subscription to the Company, such proposed Debenture holder may request return of the subscription funds and cancellation of the Subscription Agreement by written notice to the Company at the following address: SFG Mortgage and Investment Company, Inc., 923 Powell Avenue SW., Renton, Washington 98055. Upon receipt of any such notice, the Company will, within five (5) business days, withdraw the canceling Debenture holder's subscription proceeds from the interest-bearing account and return such proceeds together with all interest earned thereon to the canceling Debenture holder. Such Debenture holder's subscription agreement will be canceled without further force or effect.

LACK OF TRADING MARKET

    There is not now and the Company does not expect that there will be a public trading market for the Debentures in the future. PWIS does not intend to make a market for the Debentures. See "RISK FACTORS--TERM INVESTMENT; ABSENCE OF A TRADING MARKET, LACK OF LIQUIDITY."

                           DESCRIPTION OF DEBENTURES

GENERAL

    The Debentures will be issued under an Indenture dated as of           ,
1999. The following statements relating to the Debentures and the Indenture are summaries and do not purport to be complete. Such summaries are subject to the detailed provisions of the Indenture and are qualified in their entirety by reference to the Indenture, a copy of which is filed as an exhibit to the Registration Statement and is also available for inspection at the office of the Trustee.

    The Debentures will represent unsecured general obligations of The Company and will be issued in book entry form without coupons, in fractional denominations of $0.01 or more subject to the stated minimum investment amount requirements. The Debentures will be sold at 100% of the principal amount. The Debentures will have the minimum investment amounts, maturities and interest rates set forth on the cover page of this Prospectus. The stated interest rates, maturities, and minimum investment amounts may be changed at any time by The Company by way of a supplement to this Prospectus. Any such change will have no effect on the terms of the previously sold Debentures.

    Debentures may be transferred or exchanged for other Debentures of the same series of a like aggregate principal amount subject to the limitations set forth in the Indenture. No service charge will be made for any transfer or exchange of Debentures. The Company may require payment of taxes or other governmental charges imposed in connection with any such transfer or exchange. Interest will accrue at the stated rate from the date of issue until maturity. The Debentures are not convertible into capital stock or other securities of The Company.

    The Debentures are subject to redemption prior to maturity and may also be prepaid pursuant to the prepayment provisions described below. Also, subject to regulatory restrictions affecting redemptions and exchanges of securities during an offering, and certain other restrictions set forth in the Debenture and/or the Trust Indenture, the Company will be obligated to honor requests for an early payout of a Debenture. Such early payout requests, when received, are honored in the order received.

PAYMENT OF PRINCIPAL AND INTEREST

    Interest will be payable to Debenture holders quarterly with the principal and any accrued, but unpaid interest due and payable at the maturity date of the Debenture, unless the Debenture is renewed pursuant to its terms. A Debenture purchaser may elect to have interest paid on a quarterly basis, without compounding; or may elect to leave all or fifty percent (50%) of the accrued interest with the Company in which case it will compound quarterly at the stated interest rate. Debenture holders may change the interest payment election at any time by written notice to the Company.

    Unless Debenture holders are notified in writing by the Company of its intention to renew all or some portion of the Debentures, all accrued interest and the principal balance will be paid in full by the Company within 15 days of the Maturity Date of the Debenture. Debentures do not earn interest after the maturity date. The Company will pay the principal and accumulated interest due on matured Debentures to the registered owner(s) in cash at the Company's main office in Renton, Washington or by check mailed to the address designated by the registered owner.

CALL OF DEBENTURES BY COMPANY

    The Debentures are callable at the Company's option beginning on the first anniversary on the date each Debenture was issued. On or after such date the Debenture will be subject to prepayment at the option of the Company, in whole or in part, at the prices set forth below, plus accrued and unpaid interest thereon, if any, to the date of prepayment:

Between First and Second Anniversary.................................     100.50% of Principal
Between Second and Third Anniversary.................................     100.25% of Principal
Thereafter...........................................................     100.00% of Principal

AUTOMATIC RENEWAL OF DEBENTURES

    The Company may elect to renew some or all of the Debentures at their respective maturity dates by providing written notice of its intention to do so to the holder of a Debenture no less than six (6) months prior to the maturity date of the Debenture. Any holder of a Debenture desiring payment instead of renewal must, within sixty (60) days after receiving notice of the Company's intention to renew the Debenture, decline renewal by written notice to the Company. If renewal is declined then the Company will be obligated to pay all principal and interest under the Debenture as such amounts become due.

REGARDING THE TRUSTEE

    The Debentures will be issued under, and at all times, will be subject to the terms and conditions of the Indenture. U.S. Bank, N.A. ("Trustee") designated as the Trustee under the Indenture. The Trustee is a national banking
association, with a combined capital and surplus in excess of $     million. The
Company and certain of its subsidiaries may maintain deposit accounts and from time to time, may borrow money from the Trustee and conduct other banking transactions with it. As of the date of this Prospectus, no loans from the Trustee were outstanding. In the event of default, the Indenture permits the Trustee to become a creditor of the Company and its subsidiaries, and does not preclude the Trustee from enforcing its rights as a creditor, including rights as a holder of collateralized indebtedness. The fees of the Trustee will be paid by CMGI pursuant to the terms of the Management Agreement with the Company. See "MANAGEMENT--The Management Agreement."

RIGHTS AND PROCEDURES IN THE EVENT OF DEFAULT

    Events of default include the failure of The Company to pay interest on any Debenture for a period of 30 days after it becomes due and payable; the failure to pay the principal or any required installment thereof of any Debenture when due; the failure to perform any other covenant in the Indenture for 60 days after notice; and certain events in bankruptcy, insolvency or reorganization with respect to The Company. Upon the occurrence of an event of default, either the Trustee or the holders of 25% or more in principal amount of Debentures then outstanding may declare the principal of all the Debentures to be due and payable immediately.

    The Trustee must give the Debenture holders notice by mail of any default within 90 days after the occurrence of the default, unless it has been cured or waived. The Trustee may withhold such notice if it determines in good faith that such withholding is in the best interest of the Debenture holders, except if the default consists of failure to pay principal or interest on any Debenture.

    Subject to certain conditions, any such default, except failure to pay principal or interest when due, may be waived by the holders of a majority (in aggregate principal amount) of the Debentures then outstanding. Such holders will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any power conferred on the Trustee, except as otherwise provided in the Indenture. The Trustee may require reasonable indemnity from holders of Debentures before acting at their direction.

    Within 120 days after the end of each fiscal year, The Company must furnish to the Trustee a statement of certain officers of The Company concerning their knowledge as to whether or not The Company is in default under the Indenture.

MODIFICATION OF THE TRUST INDENTURE

    Debenture holders' rights may be modified with the consent of the holders of 66 2/3% of the outstanding principal amounts of Debentures, and 66 2/3% of those series specifically affected. In general, no adverse modification of the terms of payment and no modifications reducing the percentage of Debentures required for modification is effective against any Debenture holder without his or her consent.

RESTRICTIONS ON CONSOLIDATION, MERGER, ETC.

    The Company may not consolidate with or merge into any other corporation or transfer substantially all its assets unless either The Company is the continuing corporation or the corporation formed by such consolidation, or into which The Company is merged, or the person acquiring by conveyance or transfer of such assets shall be a corporation organized and existing under the laws of the United States or any state thereof which assumes the performance of every covenant of The Company under the Indenture and certain other conditions precedent are fulfilled.

TRANSFER AGENT AND REGISTRAR

    The Company acts as its own transfer agent and registrar of the Debentures, but may elect in the future to contract with a third party to provide such services.

                      DEBENTURE HOLDER'S PREPAYMENT RIGHTS

    The Debenture holder's will, subject to certain limitations, have the opportunity to request prepayment of the principal amount of the Secured Notes, together with any unpaid interest owed to them by the Company. Beginning upon the first anniversary of the date each Debenture was issued, the Company will be obligated to prepay the balance due a Debenture holder requesting early redemption in a ninety (90) day period beginning the first day of the first full month after receipt of a request for prepayment from such Debenture holder. The redemption payment amount shall be equal to the principal amount due under the Debenture, together with all accrued and unpaid interest. Provided, that the Company may from time to time, charge a redemption processing fee which in no event will exceed $500.00 per Debenture. Initially, the Company does not intend to charge such fee. The Company has the right under the Debentures to limit, in its sole discretion, the amount of Debentures redeemed to a maximum of twelve and one-half percent (12.5%) of the then outstanding total principal balance of Debentures in any ninety (90) day period, if in the Company's opinion, the redemption of Debentures during that period of time would compromise the Company's ability to pay its obligations (including principal and interest payments on the remaining debentures) in the ordinary course of business. At the end of the term of any such suspension period, redemptions will be processed and paid in the order first received in proper form by the Company. If, in any ninety (90) day period, during which the Company has limited the Debenture holder's right to redemption the Company receives requests for prepayment from Debenture holders which exceed twelve and one-half percent (12.5%) of the total principal amount due under all outstanding Debentures, the Company may, at its option, pay to all Debenture holders requesting prepayment a pro rated amount, which amount shall be based upon the principal amount due under each Debenture holder who has requested early redemption.

                       REINVESTMENT OF INTEREST PAYMENTS

    Each Debenture holder may elect to reinvest all or fifty percent (50%) of that Debenture holder's interest payments under the Secured Note. If a Debenture holder makes such an election, the amount reinvested will be treated as an additional principal due under the Debenture holder's Secured Note. By increasing such electing Debenture holder's principal balance due, the interest payable under that Debenture holder's Secured Note will be proportionately increased. Reinvested funds will be held by the Company, placed in money market funds or other temporary instruments and then invested in deeds of trust, mortgages or real estate investments as they become available. The Company may terminate or restrict the reinvestment option at any time upon written notice to the Debenture holder's.

                                INDEMNIFICATION

    The Company's Articles of Incorporation provide for indemnification of The Company's directors, officers and employees for expenses and other amounts reasonably required to be paid in connection with any civil or criminal proceedings brought against such persons by reason of their service of or position with The Company unless it is adjudged in such proceedings that the person or persons are liable due to willful malfeasance, bad faith, gross negligence or reckless disregard of his or her duties in the conduct of his or her office. Such right of indemnification is not exclusive of any other rights that may be provided by contract or other agreement or provision of law. Such indemnification is not currently covered by insurance.

    As of the date of this Prospectus, no contractual or other agreements providing for indemnification of officers, directors or employees were in existence other than as set forth above. Pursuant to Washington State law, The Company is required to indemnify any director for his or her reasonable expenses incurred in the successful defense of any proceeding in which such director was a party because he or she was a director of The Company.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to The Company's officers, directors or controlling persons pursuant to the foregoing provisions, The Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                 LEGAL MATTERS

LEGAL OPINION

    The legality of the Debentures offered hereby is being passed upon for The Company by the Law Offices of Jack G. Orr, 3019 Narrows Place, Tacoma, WA 98407.

LEGAL PROCEEDINGS

    There are no material legal proceedings or actions pending or threatened against any of the companies within the Affiliated Group or to which its property is subject.

                                    EXPERTS

    The Financial Statements of the Company as of March 31, 1999 and December 31, 1998 in this prospectus, have been included herein in reliance on the report, of Peterson Sullivan, PLLC independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission in Washington, D.C. (the "Commission"), a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the Debentures offered hereby. Prior to the effective date of the Registration Statement the Company was not subject to the information requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). At the time of the effectiveness of the Registration Statement the Company became a "reporting company" and is required to file reports pursuant to the provisions of the Exchange Act. This Prospectus does not contain all of the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and exhibits thereto for further information with respect to the Company and the Debentures to which this Prospectus relates. Copies of the Registration Statement and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. at 450 Fifth Street, NW, Washington, DC 20549 and at certain of its regional offices which are located in the New York Regional Office, Seven World Trade Center, Suite 1300, New York, NY 10048, and the Chicago Regional Office, CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. In addition, the Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as the Issuer, that filed electronically with the Commission at the following Internet address:
(http:www.sec.gov).

              DEFINITION OF CERTAIN TERMS USED IN THIS PROSPECTUS

    For your ease in reading, the following is a compilation of several of the defined terms which wee will use in this Prospectus.

    AFFILIATED GROUP: This refers to several businesses including CMGI, SFG Ltd., SFG Data, the SFG Funds and us.

    CAPITAL MANAGEMENT GROUP, INC. OR CMGI: Capital Management Group, Inc., is our affiliate and provides us with management and administrative services to the Company.

    COMPANY: This term refers to us as the issuer of the Debentures and does not include our affiliates.

    DEBENTURES: When this term is capitalized, it refers to the Investment Debentures which we are offering to investors. When this term is not capitalized, it refers to debentures generally.

    RECEIVABLES: Investments in cash flows, consisting of obligations collateralized by real estate and other investments.

    SFG DATA: SFG Data Services, Inc., is our affiliate and will provide us with loan payment processing and collection services.

    SFG FUNDS: These are SFG Income Limited Partnership (hereinafter SFG Fund
I), SFG Funds II, III, and IV and SFG Equity Fund, which are our affiliates that also engage in real estate lending and investing.

    SFG LTD. OR SEATTLE FUNDING GROUP: This term referes to Seattle Funding Group, Ltd., another of our affiliates that will "originate" the majority of the loans that we make.

                   SFG MORTGAGE AND INVESTMENT COMPANY, INC.
                                FINANCIAL REPORT
                     THREE MONTHS ENDED MARCH 31, 1999, AND
                    PERIOD FROM SEPTEMBER 17, 1998 (DATE OF
                      INCORPORATION) TO DECEMBER 31, 1998

                                    CONTENTS

                                                                                                                PAGE
                                                                                                                -----
INDEPENDENT AUDITORS' REPORT...............................................................................           1

FINANCIAL STATEMENTS
  Balance sheets...........................................................................................           2
  Statements of cash flows.................................................................................           3
  Notes to financial statements............................................................................         4-9

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
SFG Mortgage & Investment Company, Inc.
Renton, Washington

    We have audited the accompanying balance sheets of SFG Mortgage and Investment Company, Inc. as of March 31, 1999 and December 31, 1998, and the related statements of cash flows for the three months ended March 31, 1999, and the period from September 17, 1998 (date of incorporation) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 1999 and December 31, 1998, and its cash flows for the three months ended March 31, 1999, and the period from September 17, 1998 (date of incorporation) to December 31, in conformity with generally accepted accounting principles.

    As described in Note 4, at March 31, 1999, the Company has not commenced operations. Therefore, statements of operations for the three months ended March 31, 1999, and the period from September 17, 1998 (date of incorporation) to December 31, 1998, have not been included in these financial statements.

/s/ Peterson Sullivan PLLC
May 20, 1999
Seattle, Washington

                   SFG MORTGAGE AND INVESTMENT COMPANY, INC.

                                 BALANCE SHEETS

                      MARCH 31, 1999 AND DECEMBER 31, 1998

                                                                              MARCH   DECEMBER
                                                                               31,      31,
                                                                              1999     1998
                                                                             -------  -------
Cash.......................................................................  $40,000  $40,000
                                                                             -------  -------
                                                                             -------  -------
Stockholders' Equity
    Common stock, no par value, 1,000,000 shares authorized, 40,000 shares issued and outstanding...............................................  $40,000  $40,000
                                                                             -------  -------
                                                                             -------  -------

                       See Notes to Financial Statements

                   SFG MORTGAGE AND INVESTMENT COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

   THREE MONTHS ENDED MARCH 31, 1999, AND THE PERIOD FROM SEPTEMBER 17, 1998
                  (DATE OF INCORPORATION) TO DECEMBER 31, 1998

                                                                              THREE
                                                                             MONTHS   INCORPORATION
                                                                              ENDED     TO
                                                                              MARCH   DECEMBER
                                                                               31,      31,
                                                                              1999     1998
                                                                             -------  -------
Cash Flows from Financing Activities
 Proceeds from sale of common stock........................................  $ --     $40,000
                                                                             -------  -------
Net increase in cash.......................................................    --     40,000
Cash, beginning of year....................................................  40,000     --
Cash, end of year..........................................................  $40,000  $40,000
                                                                             -------  -------
                                                                             -------  -------

                       See Notes to Financial Statements

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1.  ORGANIZATION AND DESCRIPTION OF BUSINESS

    SFG Mortgage and Investment Company, Inc. ("the Company") was incorporated on September 17, 1998, in Washington for the purpose of making direct, non-conventional equity loans secured by real estate and to directly invest in real estate. On November 16, 1998, the Company issued 40,000 shares of no par common stock for $40,000 in cash.

    The Company's business will be concentrated in non-conventional mortgage lending activities. This market segment generally has higher default rates than conventional mortgage lending. The Company's default rates could also be negatively impacted by risks that are inherent to mortgage lending activities. Such risks include, but are not limited to, fluctuating interest rates and property values, and changes in economic conditions and government rules and regulations.

    Non-conventional equity loans include loans to persons/businesses that have been unable to secure loans in a timely manner from conventional lending institutions. The Company expects that these borrowers will be willing to pay interest rates in excess of conventional mortgage interest rates. The loans will generally have terms of five to ten years. All loans will be secured by a deed of trust or mortgage on real property with a total loan to value ratio that generally will not exceed 65% but will in no event exceed 75% of the value of the property. The Company's real estate investment activities will be concentrated on properties acquired from sellers who are facing foreclosure and/or properties which, in management's opinion, are being offered at below market.

    The Company's private non-conventional lending business is generally not subject to the rules and regulations of FHA, VA, FNMA, FHLMC, GNMA or Washington state rules and regulations with respect to originating, processing, selling and servicing mortgage loans. The Company's mortgage origination activities will generally be subject to the Equal Credit Opportunity Act, the Federal Truth in Lending Act and regulations promulgated thereunder which prohibit discrimination and require the disclosure of certain basic information to mortgagors concerning credit and settlement costs.

    The Company is currently preparing to offer up to $25 million in debentures to the public in order to fund operations. No operations have yet taken place.

    The Company's fiscal year is December 31.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CASH

    Cash consists of amounts held in demand deposit accounts.

    MORTGAGE NOTES RECEIVABLE

    Mortgage notes receivable will be held for investment purposes and will be carried at amortized cost net of any allowances for credit losses. Discounts originating at the time of purchase, net of capitalized acquisition costs, will be amortized using the interest method. Interest income will be recognized when earned using the interest method for those notes which are not deemed impaired.

    ALLOWANCE FOR LOSSES

    The allowances for losses on mortgage notes receivable will include amounts for estimated probable losses on receivables determined in accordance with the provisions of Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," as amended. Specific allowances will be established for delinquent receivables, as necessary. Additionally, the Company will establish allowances, based on prior delinquency and loss experience, for currently performing receivables and smaller delinquent receivables. Allowances for losses will be based on the net carrying values of the receivables, including accrued interest.

    REAL ESTATE HELD FOR SALE

    Real estate will be stated at the lower of cost or fair value less estimated costs to sell. The Company intends to acquire real estate through acquisition and foreclosure. Cost will be determined by the purchase price of the real estate or, for real estate acquired by foreclosure, at the lower of (a) the fair value of the property at the date of foreclosure less estimated selling costs, or (b) cost (unpaid receivable carrying value). The Company will periodically review its carrying values of real estate held for sale by obtaining independent appraisals and adjusting its carrying values to the lower of cost or net realizable value, as necessary.

    Income from sales of real estate will be recognized when a purchaser's initial and continuing investment is adequate to demonstrate (1) a commitment to fulfill the terms of the transaction, (2) that collectibility of the remaining sales price due is reasonably assured, and (3) the Company maintains no continuing involvement or obligation in relation to the property sold and has transferred all the risks and rewards of ownership to the buyer.

    STOCK RESTRICTIONS

    Shares of the Company's common stock may not be disposed of without first being offered to the non-selling shareholders. The price to be paid is to be determined between the shareholders.

    INCOME TAXES

    Income taxes will be accounted for using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes will be provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. A valuation allowance will be recognized for deferred tax assets not likely to be realized. Deferred taxes are to be measured by the provisions of currently enacted tax laws.

    USE OF ACCOUNTING ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  AFFILIATES

    The Company has affiliates which are in the business of acquiring, holding, selling, originating and servicing mortgage notes receivables primarily in the Pacific Northwest. Certain of these affiliates will provide services to and receive compensation from the Company. The following is a list of affiliates, their relationships to the Company, and a brief description of services that they will provide:

    - Seattle Funding Group, Ltd. will provide mortgage notes receivable origination services to the Company and other affiliates. Seattle Funding Group, Ltd. and the Company have certain common shareholders and officers. Seattle Funding Group, Ltd. expects to be compensated for the origination service by the mortgagee.

    - Capital Management Group, Inc. ("CMGI") is a corporation owned, in part, by the principles of Seattle Funding Group, Ltd. and Pacific West Securities, Inc. Certain officers of CMGI are also shareholders and officers of the Company. The Company entered into a five year management agreement with CMGI whereby CMGI will be paid a management fee and an overhead allowance. The management fee and overhead allowance are 1.5% and 1%, respectively, of the outstanding total principal balance due under all debentures issued by the Company. The overhead allowance will cover all expenses incurred in operating the Company, except certain extraordinary expenses such as costs of foreclosure and/or litigation which will be paid separately. Payment of any amounts under the management agreement will be subordinate to payment of the Company's debentures. The management agreement contains an automatic renewal for two-year periods unless terminated. CMGI will subcontract some of these services to Pacific West Investment Services, Inc., which is owned by relatives of an officer and shareholder of the Company.

      In addition, CMGI will pay all organizational and offering expenses incurred by the Company related to the offer and sale of the debentures that are discussed in Note 5. CMGI may borrow up to $60,000 for a period not to exceed two years from the Company at an interest rate of 13% per annum to pay these expenses.

      A subsidiary of CMGI, SFG Investments, Inc., may invest fractionally in mortgage notes receivable which are originally acquired by the Company.

    - SFG Data Services, Inc. provides mortgage notes receivable services to the Company and other affiliates. SFG Data Services, Inc. will be partially compensated from the 1% overhead allowance fee that is charged by CMGI and fees to be paid by mortgagees. Certain officers of SFG Data Services, Inc. are also shareholders and officers of the Company.

    - Pacific West Securities, Inc. provides brokerage services and will serve as the principal distributor of the Company's debentures. Pacific West Securities, Inc. will receive annually, a distribution fee and a sales commission fee of .25% and 1.25%, respectively, of the principal amount of outstanding debentures. The president and owner of Pacific West Securities, Inc. are related to one of the officers and shareholders of the Company.

    The Company is affiliated with the SFG Family of Funds ("the Funds") which include two Washington limited partnerships and three Washington limited liability companies all of which engage primarily in non-conventional mortgage financing. The SFG Family of Funds and their relationships to the Company and its affiliates are as follows:

    - SFG Income Fund, L.P.--CMGI is the general partner.

    - SFG Income Fund II, L.P.--CMGI is the general partner.

    - SFG Income Fund III, L.L.C.--This fund has common ownership and officers with the Company. Also, CMGI is the contract manager.

    - SFG Equity Fund, L.L.C.--CMGI is the managing member of this fund.

    - SFG Income Fund IV, L.L.C.--This fund has common ownership and officers with the Company. Also, CMGI is the contract manager.

    Seattle Funding Group, Ltd. may offer the same mortgage notes receivable it originates to the Funds as well as to the Company. These offerings will be on a rotating basis which may allow the Funds with available cash to invest in mortgage notes receivable which would otherwise be offered to the Company.

NOTE 4.  STATEMENT OF OPERATIONS

    As of March 31, 1999, the Company has not commenced operations and thus has not included statements of operations in these financial statements. Since inception, all costs associated with incorporation and preparation of the public offering of debentures have been paid by CMGI pursuant to the management agreement described in Note 3. Payments of management fees to CMGI will not begin until the debentures are issued.

NOTE 5.  COMMITMENTS

    PUBLIC OFFERING OF DEBENTURES

    The Company expects to offer to the public up to $25 million in debentures. The debentures will be offered on a continuous, best effort basis at minimum investment amounts. The debentures will be sold at 100% of the principal amount and have a five-year term with an option to renew for an additional five years. Interest rates will be dependent upon the amount of the investment and will be payable quarterly without compounding. The debentures are unsecured debt instruments, senior in liquidation to outstanding equity securities of the Company, and will be subordinate to any collateralized debt. No trading market is expected for the debentures.

    Each of the debentures will be subject to a limited right of prepayment at the holders' option beginning on the first anniversary of the date that the debenture was issued. The Company will be obligated to redeem any debenture upon ninety days written notice from the holder following the first anniversary. The amount of redemptions may be limited by the Company to a maximum of 12.5% of the outstanding principal balance of debentures in any ninety day period, if the Company believes the redemption during the period would affect its ability to pay obligations. The debentures will not be convertible into capital stock or other securities of the Company.

    LINE OF CREDIT

    The Trust Indenture under which the debentures will be issued permits the Company to borrow money. The Company is currently negotiating an operating line of credit with a financial institution. Terms have not been finalized.

    The amount of money that the Company can borrow is limited by the Trust Indenture. Borrowings may not exceed thirty-five percent of the total principal amount due under the issued and outstanding debentures at the time of the borrowing. In order to secure these borrowings, the Company may pledge some or all of its assets.

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION.

    Article VIII of the Registrant's Articles of Incorporation provides as follows:

    The personal liability of a director or the directors to the corporation or its shareholders for monetary damages is hereby eliminated for any conduct as a director except acts or omissions that involve intentional misconduct or a knowing violation of law by a director, for conduct violating RCW 23B.08.310, or for any transaction from which a director will personally receive a benefit in money, property, or services to which a director is not legally entitled.

    If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee..............................................  $   6,950
NASD Filing Fee...................................................      3,000
Blue Sky Qualification Fees and Expenses..........................     10,000*
Accounting Fees and Expenses......................................     20,000*
Legal Fees and Disbursements......................................     37,500*
Printing Expenses.................................................      5,000*
Miscellaneous Expenses............................................     10,000*
                                                                    ----------
Total Expenses....................................................  $  88,450*

------------------------

* Estimated Item

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

    In connection with the organization of the Registrant, a total of 40,000 shares of Common Stock of the Registrant were sold at a price of $1.00 per share for an aggregate price for all shares of $40,000. The shares were sold to the officers and directors and to one family an officer and director of the Registrant in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

    The names and identities of the persons to whom the securities were issued are as follows:

                                          NUMBER OF
 LAST NAME   FIRST NAME(S)   IDENTITY      SHARES       $ AMOUNT
-----------  -------------  -----------  -----------  ------------
   Odegard           John    Individual      10,000   $  10,000.00
  Elderkin     Gregory B.    Individual      10,000      10,000.00
  Elderkin     Loretta N.    Individual      10,000      10,000.00
     Speno           Mark    Individual      10,000      10,000.00

ITEM 27. EXHIBITS

    The following is a list of exhibits filed with this Registration Statement:


 EXHIBIT NO.                                                                                                      PAGE
-------------                                                                                                     -----
        1.3    Best Efforts Underwriting and Selected Dealers Agreements**

        2.1    Articles of Incorporation**

        2.2    Bylaws**

        3.1    Form of Debenture**

        3.2    Trust Indenture Agreement**

        4      Subscription Agreement**

        6.1    Management Agreement with Capital Management Group, Inc.**

        6.2    Loan Origination Agreement with Seattle Funding Group, Ltd.**

        6.3    Master Collection Contract and Loan Servicing Agreement with SFG Data Services, Inc.**

       10.1    Consent of Peterson Sullivan, L.L.P.*

       10.2    Consent of Law Offices of Jack G. Orr, P.S.*

       11      Opinion of Law Offices of Jack G. Orr, P.S.*


------------------------

*   Filed Herewith

**  Previously Filed

ITEM 28. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling persons of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

ITEM 29. FINANCIAL STATEMENTS.

    Not Applicable

                                    PART III

ITEM 1. INDEX TO EXHIBITS

    The following is a list of exhibits filed with this Registration Statement:


 EXHIBIT NO.                                                                                                    PAGE
-------------                                                                                                 ---------
       1.2.    Best Efforts Underwriting and Selected Dealers Agreements**

       2.1     Articles of Incorporation**

       2.2     Bylaws**

       3.1     Form of Debenture**

       3.2     Trust Indenture Agreement**

       4       Subscription Agreement**

       6.1     Management Agreement with Capital Management Group, Inc.**

       6.2     Loan Origination Agreement with Seattle Funding Group, Ltd.**

       6.3     Master Collection Contract and Loan Servicing Agreement with SFG Data Services, Inc.**

      10.1     Consent of Peterson Sullivan, P.L.L.C.*

      10.2     Consent of Law Offices of Jack G. Orr, P.S.*

      11       Opinion of Law Offices of Jack G. Orr, P.S.*


------------------------

 *  Filed Herewith

**  Previously Filed

                                   SIGNATURES


    The issuer has duly caused this offering statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Seattle, State of Washington, on July 15, 1999.


                                SFG MORTGAGE AND INVESTMENT COMPANY, INC.

                                By:               /s/ JOHN ODEGARD
                                     -----------------------------------------
                                                    John Odegard
                                                     PRESIDENT

    This registration statement was signed by the following persons in the capacities and on the dates stated.


             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

       /s/ JOHN ODEGARD
------------------------------  President, Chief Executive        7/15/99
         John Odegard             Officer And Director

   /s/ GREGORY B. ELDERKIN
------------------------------  Vice-President And                7/15/99
      Gregory B.Elderkin          Director

        /s/ MARK SPENO
------------------------------  Treasurer And Director            7/15/99
          Mark Speno